Vigilant Distributors, LLC
WRITTEN SUPERVISORY PROCEDURES
September 2021

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©Vigilant Distributors, LLC 2021

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©Vigilant Distributors, LLC 2021

Vigilant Distributors, LLC
WRITTEN SUPERVISORY PROCEDURES

Table of Contents
I.OVERVIEW    4
A.Scope of Business    4
B.Governing Authorities    4
C.Sanctions    5
D.Disciplinary Action    5
E.Representative Reporting Violations/Whistleblower Policy    6
F.Getting Assistance    7
II.SUPERVISORY CONTROL SYSTEM    7
A.Designation of Principals    7
B.Report to Senior Management    8
C.Limited Purpose Broker-Dealer Business Model    8
D.Annual Certification of Compliance and Supervisory Processes    9
E.Regulatory Developments Policy    10
F.FINRA Forms BD and BR    10
G.Executive Representative and Other Contact Information    11
H.Business Continuity Plan    11
III.OTHER REGULATIONS    11
A.Red Flag Rule Policies and Procedures    11
B.Confidentiality and Basic Safeguarding Procedures    11
IV.SUPERVISORY STRUCTURE    12
A.Representative Locations and Supervision    12
B.Office Inspections    13
C.Change in Office Locations    14
V.SUPERVISORY PERSONNEL    15
A.Responsibilities of the Supervising Principal    15
B.Responsibilities of the President    16
C.Responsibilities of the Chief Compliance Officer    16
D.Responsibilities of the Financial and Operations Principal (“FinOp”)    17
VI.REGISTRATION    18
A.Standards with Respect to Representatives    18
B.Requirements    20
C.Registration Process    22
D.Termination    23
VII.REPRESENTATIVE’S SCOPE OF ACTIVITIES, TRAINING AND EDUCATION    24
A.Scope of Representative Activities    24
B.Activities in Foreign Jurisdictions    27
C.Contact with Regulators and Others    27
D.Annual Compliance Meeting    29
E.Continuing Education Program    30
Action    32
VIII.REPRESENTATIVE’S REGULATORY REQUIREMENTS    33
A.Suitability    33
B.Outside Business    37

C.Private Securities Transactions (“Selling Away”) Firm Policy    39
D.Personal Brokerage Accounts and Securities Investments    41
E.Insider Trading    43
F.Compensation Firm Policy    46
G.Complaints Firm Policy    54
H.Misdirected Mail Firm Policy    55
IX.COMMUNICATIONS    56
A.General Information    56
B.Retail and Institutional    57
C.Correspondence Firm Policy    59
D.Internal Communication Firm Policy    65
E.Social    66
F.Business    74
G.Titles/Designations Firm Policy    75
X.SALES PRACTICE & GENERAL CONDUCT    76
A.Private Placements Firm Policy    79
B.Procedures Related to Investment Banking Activities    83
C.Sales Practice Issues Related to Marketing Commodity Linked Securities    85
D.Sales Practice Issues Related to Grantor Trusts    85
E.UCITS and Regulation S    85
F.Mutual Funds    85
XI.ANTI-MONEY LAUNDERING PROGRAM    89
XII.BOOKS AND RECORDS    91
A.Required Files    91
B.Records Retention Policy    92
Appendix A – Key Personnel    94
Appendix B – Whistleblower Policy    95
Appendix C – Designation Of Supervisory Responsibilities    98

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

I.OVERVIEW

A.Scope of Business

Vigilant Distributors, LLC (the “Firm” or “Vigilant Distributors”) currently focuses its business activities to Distributing Mutual Funds, ETFs, and Private Placements by contacting Registered Investment Advisers, Broker/Dealers, or their Agents; marketing Mutual Funds and Private Placements to the retail public if suitable; and providing M&A advice to institutional clients regarding.

At this time, the Firm’s only office of supervisory jurisdiction is its Home Office located at 223 Wilmington Westchester pike suite 216, Chadds Ford, PA 19317 (the “OSJ”). The President is the supervisory principal responsible for this office. All of the Firm’s Registered Persons and associated persons work out of or are supervised by registered principals located in the OSJ.

As the principal underwriter of investment companies or as placement agent for alternative investments, the Firm primarily facilitates dealer agreements, reviews fund advertising, acts as a paying agent for 12b-1 and other fund-related payments and performs other similar back office functions. The Firm may also hold the securities licenses of certain employees of a sponsor/investment adviser or third-party marketer engaged in marketing registered or privately placed products. These Registered Representatives (“Representatives”) may engage in the marketing of registered or privately placed products to financial intermediaries, investment advisers, accredited or qualified investors, and retail investors. Representatives do not open or maintain customer accounts, accept any customer funds for investment, or handle purchase, redemption or exchange requests. Representatives do not handle monies for investment nor are accounts established at the Firm. Investment monies are either wired or mailed directly to the issuer, if applicable, the adviser, or to a third-party agent of the issuer. Vigilant Distributors may also provide Representatives licensing and supervisory services for individuals engaged in certain investment banking activities. These individuals provide strategic advisory services and merger and acquisition advice. Similarly, Representatives do not open or maintain customer accounts, accept any funds for investment, or handle purchase, redemption or exchange requests.

B.Governing Authorities

The Firm is subject to regulatory oversight and the rules and standards associated with each jurisdiction of operation. This Registered Representative and Supervisory Procedures Manual (“Manual”) sets forth the policies and procedures adopted by Vigilant Distributors that are to be followed by all of its Representatives in consideration of applicable regulatory standards. Additional procedures may apply to functions performed by personnel employed by the Firm in areas of finance, corporate compliance, advertising review, dealer services and registration.

The Firm conducts its business observing high standards of commercial honor and just and equitable principals of trade. All persons and companies associated with Vigilant Distributors must comply with federal and state securities laws and regulations as well as the Firm’s policies and procedures described herein. The federal laws are overseen by the Securities and Exchange

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Commission (“SEC”). State securities laws are overseen by a separate regulatory authority in each state. The SEC has delegated the registration and oversight of Representatives and broker- dealers to the Financial Industry Regulatory Authority (“FINRA”), a self-regulatory organization.

The Firm shall promptly amend its written supervisory procedures to reflect changes in applicable securities laws or regulations, including FINRA rules, and as changes occur in its supervisory system. On an annual basis, Vigilant Distributors Chief Compliance Officer (“CCO”) shall review all of Vigilant Distributors activities to determine whether this Manual requires amendment to further ensure compliance with governing rules and regulations; a written record of the date and findings, if any, of such review will be maintained. Such review will occur more frequently with the addition of new business lines or with the requirement to amend procedures due to regulatory developments. If necessary, Vigilant Distributors CCO shall recommend to senior management appropriate action reasonably designed to achieve compliance with applicable securities laws and regulations. Vigilant Distributors Compliance Department shall be responsible for promptly distributing the Manual and amended procedures to authorized individuals as appropriate.

A designated person, either the Person-In-Charge or Supervising Principal, should maintain the Manual in hardcopy or electronically in an accessible location. In addition, candidates for registration are sent, among other items, the Manual which he or she should maintain for reference. Each Representative is required to periodically attest in writing that he or she has read, understand and will comply with all policies and procedures, and all amendments thereto.

This Manual may not be provided to individuals or Firms not associated with Vigilant Distributors.

C.Sanctions

The importance of compliance cannot be overemphasized. Failure to follow any policy herein or other applicable rule or standard may subject a Representative (and/or the Firm) to various sanctions, including censure, suspension, fines, expulsion or revocation of registration. Supervising Principals may also be liable for failing to supervise a Representative if he or she knew, should have known or had reason to know about a violation.

Matters of alleged violative activity will be subject to investigation by Vigilant Distributors. The Firm can deploy appropriate disciplinary actions toward persons whose actions are found to have violated the rules or policies herein. Certain disciplinary actions, even if internally taken, may be reportable events to FINRA. Therefore, it is extremely important that all compliance procedures be followed by every Representative and that Supervising Principals closely supervise the activities of his or her assigned Representatives.

D.Disciplinary Action

If a Supervising Principal determines that a Representative is not properly observing federal or state securities laws and regulations, or Vigilant Distributors policies and procedures, the Supervising Principal must immediately report the situation to Vigilant Distributors Compliance Department to determine appropriate corrective action. A determination regarding appropriate corrective action may include discussions with the Representative, feedback from Vigilant Distributors Compliance Department and the Firm’s President. Vigilant Distributors

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Compliance Department is responsible for coordinating any investigations, and the Supervising Principal shall participate in making recommendations for appropriate action.

Monitoring and enforcing compliance is an essential part of a Supervising Principal’s supervisory responsibility. Therefore, a Supervising Principal must participate in enforcing any corrective or disciplinary action.

Disciplinary action may be taken by a Supervising Principal against any Representative for failure to comply with any rule, regulation, policy or procedure. Discipline can vary depending on the nature and frequency of the violation. If a Supervising Principal wishes to take disciplinary action against a Representative, the Supervising Principal must inform Vigilant Distributors Compliance Department prior to doing so. The various forms of discipline include, but are not limited to, the following:
•Letter of caution or reprimand;
•Fine;
•Suspension, with or without pay;
•Heightened supervision; and
•Termination.

Letters of caution or reprimand are considered nominal actions and should be retained in the Representative’s file for future reference. Such letters are not reportable on a Representative’s Form U4. Actions leading to the issuance of such letters can be re-examined by the Supervising Principal or the firm to ensure on-going compliance and to affirm that the issues have not reoccurred. Representatives who are issued repeated letters of caution, reprimand, or who have been identified as having repeated an infraction, will be subject to more significant disciplinary action.

Certain violations resulting in more serious disciplinary action, such as significant fines or suspension, may be reported to FINRA as required under FINRA rules. Such actions are likely to be investigated by FINRA and/or other regulatory authorities and could result in additional discipline and disclosure.

Failure to comply or adequately supervise the activities of Representatives may result in fines, censures and other sanctions against the Representative, Supervising Principal and/or the Firm by federal and/or state regulators and/or Vigilant Distributors.

E.Representative Reporting Violations/Whistleblower Policy

All Representatives shall report any violations of policies and procedures promptly to Vigilant Distributors CCO, unless the violations implicate Vigilant Distributors CCO, in which case the report should be made to the Firm’s CFO or General Counsel.    Such reports will be confidential to the extent permitted by law and investigated promptly. Appropriate actions will be taken if necessary.
Retaliation against an individual who reports a violation is prohibited and constitutes a further violation of these procedures. Types of violations that are required to be reported include, but are not limited to:

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Non-compliance with laws, rules and regulations;
•Fraud or illegal acts involving any aspect of the Firm’s business;
•Material misstatements in regulatory filings or internal books and records;
•Activity that may be harmful to Vigilant Distributors or registered or privately placed products distributed or marketed by Vigilant Distributors;
•Material deviations from required controls and procedures that safeguard Vigilant Distributors or a fund distributed or marketed by Vigilant Distributors;

•Falsification, alteration or substitution of Firm records;
•Authorizing, directing or participating in serious breaches of Firm policy;
•Willful failure to report or attempt to conceal serious breaches of policy;
•Willful withholding of relevant information concerning a serious breach;
•Material non-compliance with the Firm’s policies and procedures as set forth in Vigilant Distributors Manual, including but not limited to:
•Conflicts of interest;
•Inaccuracy of books and records;
•Insider trading; and
•Money laundering.
Representatives should seek advice from Vigilant Distributors CCO with respect to any action that may violate these policies and procedures and refrain from any action that might lead to the appearance of a violation. Representatives must report apparent, suspected, actual or known violations to Vigilant Distributors CCO.

F.Getting Assistance

Any Representative (or Supervising Principal) with questions about a compliance or legal issue or policy described in this Manual should promptly contact his or her designated Supervising Principal or Vigilant Distributors Compliance Department by calling 484 840 3701 or sending an e-mail to patrick@vigilantdistributors.com or the appropriate party in accordance with the Whistleblower Policy. The Whistleblower Policy is attached as Appendix B.

II.SUPERVISORY CONTROL SYSTEM

A.Designation of Principals

1.The Firm shall designate and specifically identify to FINRA one or more Principals who shall establish, maintain and enforce a system of supervisory control policies and procedures that:

a.test and verify that the Firm’s supervisory procedures are reasonably designed with respect to the activities of the Firm and its Representatives, to achieve compliance with applicable securities laws and regulations, and with applicable FINRA rules; and

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
b.create additional or amend supervisory procedures where the need is identified by such testing and verification.

2.The designated Principals are: Vigilant Distributors President, CCO and CFO. If Vigilant Distributors does not have a CCO, Vigilant Distributors CFO shall perform the responsibilities of the CCO, with support from Vigilant Distributors Compliance Department. The Firm’s Principal is ultimately responsible for supervision of all Representatives. See Appendix C for Designation Of Supervisory Responsibilities.

B.Report to Senior Management

1.The designated Principal(s) must submit to the Firm’s senior management no less than annually, a written report detailing:

a.the Firm’s system of supervisory controls;

b.the results and significant identified exceptions from testing the Firm’s supervisory controls;

c.any additional or amended supervisory procedures created in response to the test results; and

d.If the Firm reports $200 million or more in gross revenue, the report to senior management must include, to the extent applicable to the Firm’s business, the following:

(i)a tabulation of the reports pertaining to customer complaints and internal investigations made to FINRA during the preceding year; and

(ii)discussion of the preceding year's compliance efforts, including procedures and educational programs, in each of the following areas, as applicable:

(A)trading and market activities;
(B)investment banking activities;
(C)antifraud and sales practices;
(D)finance and operations;
(E)supervision; and
(F)anti-money laundering.

Certain requirements do not apply as explained in Section II(C) below.

C.Limited Purpose Broker-Dealer Business Model

1.The Firm is a limited purpose broker-dealer, and as such, does not maintain or open customer accounts and does not accept customer monies for investment. Therefore, the Firm’s supervisory control policies and procedures do not include policies and procedures regarding:

a.The review and supervision of customer account activity by supervisory personnel;

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
b.the transmittal of funds or securities;

c.safeguarding of customer funds and securities; and

d.changes of customer account information, including address and investment objectives changes and validation of such changes.

2.Additional supervisory policies and procedures must be in place before the Firm can engage in such customer account activities. The Firm does not maintain customer accounts and therefore does not have any review obligations pursuant to FINRA Rule 3110(b)(2), and it will have supervisory policies and procedures in place before engaging in such activity.

3.Conflicts of Interest Controls. Because Vigilant Distributors does not carry investor accounts, does not accept any investor monies for investment, does not engage in
(i)the solicitation of equity trades, (ii) research or market-making, (iii) investment advisory activities or (iv) investment banking relating to the offering of public company interests, the Firm considers conflicts of interest in its supervisory structure in the context of the limited broker-dealer function. To the extent that Representatives generate revenue for the Firm, it would be with respect to limited marketing and wholesaling activities and would be supervised accordingly.

Outside business activities and e-mail are reviewed for conflicts of interest.

D.Annual Certification of Compliance and Supervisory Processes

1.Designation of Chief Compliance Officer

a.The Firm has appointed a registered Principal as the CCO on Schedule A of FINRA Form BD. The CCO is also the Firm’s designated Executive Representative.

b.The CCO should have expertise in:

(i)understanding of the products, services or functions that need to be the subject of written compliance policies and written supervisory procedures;

(ii)identifying the relevant rules, regulations, laws and standards of conduct pertaining to such products, services or functions based on experience and/or consultation with those persons who have a technical expertise in such areas of the Firm’s business;

(iii)developing, or advising other business persons charged with the obligation to develop, policies and procedures that are reasonably designed to achieve compliance with those relevant rules, regulations, laws and standards of conduct;

(iv)testing and verifying that the Firm’s supervisory procedures are reasonably designed with respect to the activities of the Firm and its Representatives, to

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
achieve compliance with applicable securities laws and regulations, and with applicable FINRA rules; and

(v)developing programs to test compliance with the Firm’s policies and procedures.

2.Annual Certification; Annual Meeting

a.The Firm shall have its President (or equivalent officer) certify annually that:

(i)the Firm has in place processes to establish, maintain, review, test and modify written compliance policies and written supervisory procedures reasonably designed to achieve compliance with applicable FINRA Rules, MSRB Rules (if applicable) and federal and state securities laws and regulations; and

(ii)the President has conducted one or more meetings with the CCO in the prior 12 months to discuss such processes including, but not limited to:

•discuss and review the matters that are the subject of the certification;
•discuss and review the Firm’s compliance efforts as of the date of such meetings; and
•identify and address significant problems and plans for emerging business areas.

b.The President shall ensure that each ensuing annual certification is effected no later than on the anniversary date of the previous year’s certification.

3.Written Report

a.Content of the Report: The report referenced in the President’s certification must document the Firm’s processes for establishing, maintaining, reviewing, testing and modifying compliance policies that are reasonably designed to achieve compliance with applicable FINRA rules, MSRB rules (if applicable) and federal and state securities laws and regulations.

b.Preparation of the Report; Report to Board/Committees: The Firm’s CCO, a registered Principal designated by the Firm, shall prepare the report. The report must be produced prior to execution of the certification by the President, and be reviewed by the President (or equivalent officer), CCO and any other officer that the Firm deems necessary to make the certification and must be provided to the Firm’s board of directors and audit committee (or equivalent governing body and committees that serve similar functions in lieu of a board of directors and audit committee).

E.Regulatory Developments Policy

Regulatory developments, such as new or amended FINRA, SEC or applicable state securities rules and regulations, are monitored by the Firm’s CCO on an ongoing basis. The Firm’s CCO also monitors emerging industry "best practices" for its application to the Firm’s

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
operations. Vigilant Distributors senior management is kept apprised of regulatory developments. The Firm’s CCO will also (i) communicate with appropriate broker-dealer personnel with respect to any amendments to procedures; and (ii) update the Firm’s Manual as appropriate.

F.FINRA Forms BD and BR

1.The Form BD is FINRA’s Uniform Application for Broker-Dealer Registration, which is used to establish and update specific broker-dealer matters. The FINRA Form BR is used to identify and amend branch office information.

2.Vigilant Distributors CCO will periodically review the FINRA Forms BD and BR to ensure that any changes to the Firm (e.g., change in business, change in officers, adding or deleting OSJ/branch location) are reflected and filed through Web CRD.

G.Executive Representative and Other Contact Information

1.The firm will review and, if necessary, update the executive representative designation and other contact information promptly after the end of each calendar quarter.

2.The executive representative will have an Internet e-mail account and Internet access, and will be a member of senior management and a registered principal (NTM 00-14, 98- 108).

H.Business Continuity Plan

The firm’s Business Continuity Plan (BCP) is kept as a separate document from these supervisory Procedures. The firm will conduct an annual review of its business continuity plan to determine whether any modifications are necessary in light of changes to the firm's operations, structure, business, or location. The firm will designate a member of senior management to approve the plan and he or she shall be responsible for conducting the required annual review. The member of senior management must also be a registered principal.

The firm’s BCP lists the third-party service providers used by the firm. The firm is required to oversee, supervise and monitor each service provider’s fitness and ability to perform the activities being outsourced.

III.OTHER REGULATIONS

In conducting activities, Representatives are subject to FINRA and state and federal securities rules plus applicable rules of other foreign or domestic regulatory authorities. Any violations or material issues, investigations, or sanctions should be brought to the attention of Vigilant Distributors CCO immediately for further consideration by the Firm.

A.Red Flag Rule Policies and Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The Firm is aware of the enactment by the SEC of Regulation S-ID: Identity Theft Red Flags. The Rule requires “financial institutions” or “creditors” to develop and implement a written program to detect, protect and mitigate identity theft in connection with the opening or maintenance of “covered accounts”. Given that the Firm is a limited purpose broker-dealer and does not open or maintain “covered accounts”, the Firm is not required to develop or implement such a written program. The Firm will conduct a periodic risk assessment to determine whether there have been changes in the rules or in the Firm’s business processes, structure or organization that would require it to develop an Identity Theft program.

B.Confidentiality and Basic Safeguarding Procedures

The Firm maintains the confidentiality of its product sponsors’ or third-party marketers’ information with appropriate policies and procedures on the collection, storage, use, transmission, transportation and disposal of information obtained in the course of doing business. The Firm takes appropriate measures to ensure information that it receives concerning product sponsors is protected against unauthorized use, disclosure, modification, destruction, whether intentional or accidental, and that authorized access to such information is limited based on job function.

The Firm is aware of the privacy rules enacted by the SEC pursuant to Regulation S-P. Representatives should not generally be in possession of non-public confidential information. The Firm does not have customers as defined by FINRA. Furthermore, the Firm does not open or maintain customer accounts for investors, and investors do not become customers of the Firm by virtue of their share ownership in a product. Given that the Firm is a limited purpose broker- dealer and does not open or maintain investor accounts, the Firm is not required to have a privacy notice. The Firm will conduct a periodic risk assessment to determine whether there have been changes in the rules or in the Firm’s business processes, structure or organization that would require it to develop a privacy program.

IV.SUPERVISORY STRUCTURE

The activities of each Representative must be supervised by a Supervising Principal designated by the firm. Each Representative shall be informed of his or her designated Supervising Principal, who is a registered principal (i.e., Series 24 or 26 registrations). Upon initial registration and during the annual compliance meeting, each Representative and appropriate Supervising Principal will receive a chart denoting the Representative’s supervisory hierarchy.

A.Representative Locations and Supervision

Each location from where a Representative conducts business shall be designated by Vigilant Distributors Compliance Department as an Office of Supervisory Jurisdiction (“OSJ”), branch office or non-branch location. Vigilant Distributors Compliance Department will designate a location based on (i) the number of Representatives at any one location; (ii) the activities conducted by Representatives at the location; (iii) whether an on-site Supervising Principal is responsible for supervising the activities of Representatives at one or more other branch or non-branch locations; and/or (iv) a determination that a certain type of location is necessary in order for the Firm to supervise its Representatives and registered principals,

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
including the office’s geographical location, in accordance with the guidelines set forth in the FINRA Rules.

Upon becoming associated with Vigilant Distributors, all Representatives will receive, among other items, a chart indicating his or her location as an OSJ, branch or non-branch, and identifying who is his or her direct supervisor. The Firm’s main office location is 223 Wilmington Westchester pike suite 216, Chadds Ford, PA 19317.

Offices of Supervisory Jurisdiction

Locations not designated as branches or non-branches and which meet the criteria defined by FINRA rules for OSJs, or are determined by the Firm to be identified as an OSJ, will be identified as such. OSJs are recorded with FINRA. OSJs must maintain certain books and records on behalf of the Firm, reflecting the activities of the OSJ as well as the branch office locations and associated Representatives.

Every OSJ shall have a designated Supervising Principal who is appropriately qualified to perform the necessary functions of this role. Additional qualified Principals may be designated based on an analysis of Representative to Supervisor ratio.

Vigilant Distributors will evaluate a number of factors in determining the appropriate principal/representative ratio for each of its relationships. These factors include but are not limited to:
1.The number of Representatives working in the home office versus in remote locations;

2.The number of Representatives engaged in active marketing activities versus representatives engaged in compliance-related matters; and

3.Whether any Representative requires additional supervision based upon prior disciplinary history.

Branch Office Locations

Branch locations are recorded with FINRA. Every branch office shall be assigned a “Person-In-Charge” who will be required to maintain certain books and records on behalf of the branch location as required by the Firm and will be the primary contact for any office inspection. All branch offices, and the Representatives assigned thereto, are also assigned to, and supervised by, an OSJ. Locations that have an on-site Supervising Principal will be designated a Supervising Branch.

Non-Branch Locations

Non-branch locations are not recorded with FINRA. Every non-branch, and the Representatives assigned thereto, are also assigned to, and supervised by a Supervising Principal within an OSJ or a supervising branch. In general, there are no required books and records of the Firm maintained exclusively at non-branch locations. Business–related activities conducted in the homes of the wholesalers are generally limited to phone calls and e-mails (in a manner captured by the Firm).

B.Office Inspections

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

All locations, regardless of location or number of assigned Representatives, are subject to inspection by state and federal regulators, FINRA and Vigilant Distributors Compliance Department.

Office visits may be announced or unannounced and may be conducted to document routine compliance or for cause. Unannounced visits may be scheduled under the following circumstances:
•Location has prior office inspections that are unsatisfactory; or
•There are indications of misconduct or potential misconduct, including, but is not limited to, personnel with disciplinary histories.

Each year, Vigilant Distributors Compliance Department is responsible for establishing the office inspection calendar for all OSJs including the main offices of the Firm, supervising branch, branch and non-branch locations. The inspection calendar denotes frequency of inspections.

In the absence of any irregularities or misconduct, OSJs, Supervising Branches, and any location which does not have an on-site principal, are subject to annual inspection (on a calendar- year basis) by the Firm; branch location inspections will occur at least every three years; and all non-branch location inspections will occur at least every five years.

In establishing an appropriate inspection cycle for non-supervisory branch and non- branch locations, the Firm considered the nature and complexity of the securities activities for these locations. Given that the Firm is a limited purpose broker-dealer, it has no retail operations and no customers, it does not engage in any securities transactions or receive or maintain any customer accounts or funds, the Firm believes that its routine current inspection cycle is sufficient for non-supervisory branch and non-branch locations.

However, the Firm may elect to inspect locations more frequently to the extent a Representative’s location and/or the Representative’s history or activities warrant as such.

The Firm shall review the activities of each office to detect and prevent irregularities or abuses. The Firm does not maintain customer accounts. The Firm office examiner completes an inspection document of the inspection. The inspection document may serve as the Firm’s inspection report of that office location. Any findings will be sent to the Person-In- Charge and/or the Supervising Principal.

A copy of the inspection document, which includes a written record of the date upon which each review and inspection is conducted, should be maintained in the main offices of the Firm in accordance with Rule 3110(c)(2). Deficiencies and violations that are documented repeatedly from inspection to inspection could subject the office and/or its Representatives and Supervising Principals to disciplinary action as deemed appropriate by the Firm’s President.

With respect to office inspections, FINRA rules require testing and verification of the following policies and procedures:

1.Safeguarding of customer funds and securities;
2.Maintaining books and records;

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3.Supervision of supervisory personnel;
4.Transmittal of funds or securities between customers and registered representatives and between customers and third parties; and
5.Validation of changes in customer account information.

As a limited broker-dealer that does not open or maintain customer accounts, Vigilant Distributors does not engage in the activities referenced in items 1, 4 or 5 above. Vigilant Distributors would implement procedures as necessary in the event of a change in its business. Accordingly, the Vigilant Distributors inspection program tests and verifies the policies and procedures as they relate to items 2 and 3 above.

C.Change in Office Locations

The process of opening, relocating, closing or changing persons responsible for an office location involves a variety of legal and regulatory issues. For example, in order to open a new office, Vigilant Distributors may be required to file an amendment to the Firm’s broker-dealer registration and ensure that the proposed manager and supervisor are properly licensed with FINRA and the state in which the office is located; in some cases, the Firm may also be required to file a separate application to open the office with the state. In addition, the Firm is required to track the growth of office locations and Representatives pursuant to certain FINRA requirements. Finally, any significant business disruption which may cause an office location to close or relocate must be reported to Vigilant Distributors Compliance Department immediately so that interim reporting can be made to FINRA and state regulators, if applicable.

Given these requirements, when a change is anticipated with respect to an office location, a Supervising Principal or Person-In-Charge must give prior notification to Vigilant Distributors Compliance Department.

V.SUPERVISORY PERSONNEL

A.Responsibilities of the Supervising Principal

Each Representative will be assigned to a Supervising Principal by the Firm. The Supervising Principal is a qualified principal (Series 26 or 24, as appropriate), located at an OSJ who is delegated authority by the Firm for the following duties including, but not limited to:
•Training of Representatives;
•Maintaining required books and records for the OSJ and supervised branches;
•Maintaining current offering documents and sales materials;
•Monitoring and supervising Representative activities in compliance with this Manual and applicable securities laws;
•Reviewing and supervising Representative written correspondence;
•Reviewing and supervising Representative electronic correspondence;
•Resolving and reporting problems as appropriate;
•Maintaining the Manual in hardcopy or electronic form in an accessible location;

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•Ensuring that all Representatives are properly registered before conducting activities;
•Ensuring that Representatives promote only approved securities products and services;
•Notifying Vigilant Distributors promptly of a Representative’s termination (no later than 10 days from date of termination);
•Notifying Vigilant Distributors promptly of a Representative’s change in responsibility no longer requiring registration (no later than 10 days from date of change in responsibility);
•Ensuring Representative compliance with the following policies and procedures:
•Written and electronic communications;
•Private placements, if applicable;
•Reporting private securities transactions, if applicable;
•Reporting personal securities accounts, if applicable;
•Reporting cash and non-cash compensation (e.g., gifts, entertainment, training and education);
•Continuing education program;
•Annual compliance meeting;
•Reporting outside business activities;

•Using only sales material that has been pre-approved by the Firm or a fund’s principal underwriter;
•LinkedIn Accounts; and
•Suitability (if applicable).
•Reporting disciplinary issues concerning Representatives and if necessary, assuring imposition of appropriate disciplinary action after consultation with Vigilant Distributors Compliance Department and Vigilant Distributors President;
•Reporting any events that need reporting under Rule 4530; and
•Other tasks and responsibility deemed necessary and appropriate by the Firm.

Designated Principals are prohibited from (1) supervising their own activities and (2) reporting to, or having their compensation or continued registration determined by, a person or persons they are supervising.

B.Responsibilities of the President

Overall supervisory responsibility is vested with the Firm’s President. The Firm’s President is responsible for the supervision of Vigilant Distributors personnel and activities, and for ensuring that all of the procedures described herein are implemented and executed.

The Firm’s President is ultimately responsible for taking appropriate actions to sanction Representatives for violations of Vigilant Distributors policies or federal or state laws or regulations. These actions may include, but are not limited to: censures or letters of caution, fines, and suspension or termination of registration or employment. Vigilant Distributors CCO

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
must be notified immediately of any circumstances that may merit disciplinary action, and determine whether regulatory reporting is applicable.

The Firm’s President may consult with Vigilant Distributors CCO in carrying out these responsibilities.

C.Responsibilities of the Chief Compliance Officer

Vigilant Distributors CCO shall advise the Firm’s Representatives on compliance matters. Vigilant Distributors CCO reports to the President and Firms Owner. Vigilant Distributors CCO is responsible for:

•Assessing, at least annually (on a calendar-year basis), the adequacy of Vigilant Distributors compliance policies and procedures as well as the resources devoted to compliance, and communicating this assessment to the Firm’s President;
•Reviewing, at least annually (on a calendar-year basis), the businesses in which the Vigilant Distributors engages. The review shall be reasonably designed to assist the Firm in detecting and preventing violations of, and achieving compliance with, applicable securities laws and regulations, and with applicable FINRA rules.
•Making regulatory filings through FINRA’s Gateway System, including acting as a Super Account Administrator and filing Form BD and any amendments;
•Submitting electronic notification to FINRA pursuant to Rule 17a-4(f)(3), if applicable;

•Overseeing the Firm’s continuing education program as well as the completion of the Continuing Education Training Needs Analysis and Written Training Plan;
•Overseeing the Firm’s Annual Compliance Meetings;
•Overseeing the examination of office locations;
•Serving as Vigilant Distributors Anti-Money Laundering Compliance Officer;
•Assessing any necessary action to remedy compliance problems that are brought to his or her attention;
•Implementing and overseeing all the Firm’s compliance policies and procedures;
•Overseeing the testing and verification of all procedures adopted by the Firm;
•Overseeing the response to complaints as well as items escalated through the Firm’s Whistleblower Policy; and
•Ensuring the Firm has policies and procedures regarding the review, approval and regulatory filing (if applicable) of all sales material.
•Ensuring that all Representatives receive amendments to procedures, as appropriate;
•Ensuring an annual compliance meeting is conducted for all Representatives;
•Overseeing the Representative registration process including the review and approval of Representative forms;
•Ensuring the examination of Representative locations;
•Designating office locations on FINRA Form BR through WebCRD;

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Ensuring the implementation of, and participation in, the Firm’s continuing education obligations;
•Ensuring the ongoing registration of Vigilant Distributors in the various state jurisdictions and with FINRA;
•Responding to questions from Representatives and Supervising Principals;
•Investigating issues of non-compliance; and
•Maintaining a record, preserved by the member for a period of not less than three years, the first two years in an easily accessible place, of the names of all persons who are designated as supervisory personnel and the dates for which such designation is or was effective.
Vigilant Distributors Compliance Department staff may assist Vigilant Distributors CCO in carrying out these responsibilities.

D.Responsibilities of the Financial and Operations Principal (“FinOp”)

The designated FinOp of Vigilant Distributors is a registered principal (Series 27 or 28) and is responsible for oversight of all financial and accounting activities of the Firm, including compliance with SEC and FINRA financial responsibility rules. The FinOp and other appropriate Vigilant Distributors personnel will qualify for the Operations Principal (Series 99).

The FINOP will be responsible for notifying the required parties if the Net Capital falls below the 120% level. As a fully-disclosed introducing broker/dealer, the Firm is not allowed to receive or hold any customer funds or securities. Therefore, it is the Designated Principal’s obligation to make certain that the Firm does not receive or hold customer funds or securities. The FINOP will maintain an ongoing calculation of the Firm’s net capital, report net capital as required, and report net capital deficiencies as required:

•If the Firm falls into early warning (<120% of required minimum net capital or > 12 to 1 AI to NC ratio), the FINOP is required to notify, by telegraph or fax, the SEC in Washington, the SEC Regional Office and the FINRA office in Washington within 24 hours of occurrence.
•If the Firm is found to have deficient net capital (< required minimum net capital amount or > 15 to 1 AI to NC ratio), the FINOP is required to notify, by telegraph or fax, the SEC in Washington, the SEC Regional Office, and the FINRA in Washington on the same day and the Firm must cease doing business.

The FINOP will make the necessary and appropriate notification filing in compliance with Rule 17a-11 electronically through the FINRA CRD system.

VI.REGISTRATION

A.Standards with Respect to Representatives

Candidates for registration are (1) employees of the Firm or (2) employees of a Vigilant Distributors client. Each designated Supervising Principal is responsible for identifying persons whose functions require registration in advance of permitting such activity

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
in any manner. Individuals with questions regarding permitted duties and responsibilities of registered or unregistered persons should contact his or her Supervising Principal or Vigilant Distributors Compliance Department.

The Supervising Principal will provide the Firm with the completed and signed Pre- Registration Questionnaire. The Pre-Registration Questionnaire and accompanying forms are used to document notification and consent to review the candidate’s background, regulatory and reasonably available public records as well as identify the activities engaged in by the prospective Representative. Using FINRA’s WebCRD system or another resource, Vigilant Distributors Compliance Department will conduct a background search of candidates to assess the candidate’s registration and continuing education program history and status. In addition, the Firm shall seek to verify the accuracy and completeness of the information contained in the prospective Representative’s Form U4 by performing a search of reasonably available public records via a third-party service provider. The background check review will be completed before the filing of the Form U4 unless circumstances are such that it cannot be done in advance, in which case such background checks will be completed within 30 days of filing Form U4. Any issues that arise from a public records search may require (i) further investigation; and/or (ii) an update to Form U4 if applicable. Any reports generated from the public records search are confidential and will only be made available to Vigilant Distributors Compliance Department, the President and, if requested, to the Representative. The Firm reserves the right to suspend or terminate the registration process for any reason, noting that some events will automatically prevent Vigilant Distributors from registering an individual. The Firm may periodically conduct a background check review of Representatives who are currently registered with the Firm.

Disclosure Questions

Section 14 of Form U4 identifies disclosure questions for a potential Representative to complete. Generally, an item that would trigger Section 14 disclosure includes but is not limited to:
•Certain arrests, charges, convictions and pleas;
•Certain complaints;
•Certain civil, judicial and regulatory actions, and
•The imposition or discharge of a bankruptcy, compromises with creditors, unsatisfied judgments or liens. The obligation to amend a Form U4 arises on the date a registered person receives notice or learns that he or she is subject to an unsatisfied judgment or lien, and an amended Form U4 should be filed no later than 30 calendar days from that date, regardless of whether the Representative satisfies the judgment or lien in the interim period prior to the 30-day deadline for filing a Form U4 amendment.

If a prospective Representative answers “yes” to any of the disclosure questions in Section 14 of FINRA’s Form U4, Vigilant Distributors Compliance Department (i) will further investigate,
(ii)document findings, and (iii) escalate to the President of the Firm as appropriate. Disclosures may likely need to be accompanied by official documentation from a court or regulator, and a Representative should be prepared to promptly provide this information to the Supervising Principal and FIRM’s Compliance Department upon request.

The Firm’s President may consult with Vigilant Distributors Compliance Department to determine whether, in light of the facts presented, association with Vigilant Distributors is appropriate. The Firm may take a similar tact if the background investigation reveals prior

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
terminations for cause, prior statutory disqualification or any other matter deemed unacceptable. The Firm reserves the right to suspend or terminate the registration process for any reason, noting that some occurrences will automatically prevent the Firm from applying for a FINRA registration.

To the extent a Representative is not clear whether an event is reportable on the Form U4, please immediately discuss with the Supervising Principal and Vigilant Distributors Compliance Department. Keep in mind that changes reported to FINRA after 30 days of the event could result in the imposition of a fine from FINRA.
Disciplined Firms

The Firm will track whether any Representative was previously at a disciplined firm, as defined by FINRA.

Heightened Supervision

In certain cases, candidates with notable backgrounds may proceed through the registration process and become Representatives of the Firm, but may require a written plan of supervision. The Firm does not encourage the hiring or registration of individuals who require heightened supervision. All plans of supervision must be approved by Vigilant Distributors Compliance Department and include a written acknowledgement and active participation of the Supervising Principal and the Firm’s President; plans of supervision may or may not be provided to or known to the Representative.

Form U4 Omissions and/or Misrepresentations

Each Representative is responsible for providing complete and accurate Form U4 information and for keeping this information current at all times. Supervising Principals or client contacts should impress upon prospective Representatives the need to fully disclose all required information on the Form U4. If an applicant for registration does not disclose a material event(s) requiring disclosure on his or her Form U4 and this event is discovered by Vigilant Distributors during its background investigation, Vigilant Distributors Compliance Department will notify the Firm’s President and Supervising Principal immediately and may cease the registration process.

If a Representative does not disclose an event(s) requiring disclosure on his or her Form U4 and this event is discovered by Vigilant Distributors after registration with Vigilant Distributors becomes effective, Vigilant Distributors CCO or delegate from Vigilant Distributors Compliance Department will escalate the matter to the Firm’s President and Supervising Principal immediately. The Firm’s President will determine action, if appropriate. Some actions may require notification to FINRA and further investigation may become necessary. Appropriate follow up action may also be recommended to the Supervising Principal and the Firm’s President as warranted by the results of the investigation. Moreover, the failure to complete the FINRA Form U4 accurately, truthfully and timely is a violation of FINRA rules and, regardless of Vigilant Distributors investigation, FINRA may preclude the prospective Representative from becoming registered with Vigilant Distributors or any other FINRA member firm.

Reporting Requirements (Rule 4530)

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
If a Representative is involved in an event that is required to be disclosed as a reportable event pursuant to FINRA Rule 4530, the Representative or appropriate Supervising Principal must contact Vigilant Distributors Compliance Department promptly. Events required to be reported include, but are not limited to, violation of securities laws, subject of a written complaint, defendant or respondent in any proceeding brought by a regulator, denied registration or expelled by any regulatory body or self-regulatory organization, any felony involvement regarding the purchase or sale of a security, defendant or respondent in any securities litigation or arbitration or subject of any claims for damages, or subject to statutory disqualification. Depending on the nature of the offense, the cooperation of the Representative involved and other facts and circumstances, the situation may result in the Representative being suspended, subject to additional supervision, or terminated.
Instances where the Representative directly notifies Vigilant Distributors Compliance Department will be brought to the attention of the Representative’s Supervising Principal.

In the event the Firm or one of its Representatives is subject to a Rule 4530 filing, Vigilant Distributors CCO or a member of senior management shall be responsible for filing the notification with FINRA.

B.Requirements

The appropriate Supervising Principal is responsible for ensuring that every Representative under his or her supervision is properly registered. The Supervising Principal shall receive confirmation from Vigilant Distributors Compliance Department concerning a Representative’s registration status prior to permitting the Representative to act in a registered capacity.

All forms provided in the initial registration packet shall be completed by the Representative prior to his or her registration with Vigilant Distributors. The Chief Compliance Officer or his designee shall review all internal forms.

FINRA Registration

Each Representative shall maintain the Series 6, 7, 22, 79, 82 or other approved registration appropriate to his or her approved securities activities and shall be registered with Vigilant Distributors. Representatives must have a Series 79 to engage in investment banking activities. Representatives must have a Series 6 and 63 or 66 to market open-end registered investment companies and a Series 7 and 63 or 66 to market both open-end, closed-end registered investment company products, as well as exchange-traded products. Representatives must maintain the Series 7 (or other approved registration) and 63 or 66 as it relates to the marketing of certain privately placed funds or as it relates to the marketing of specific investment products in an initial offering. Representatives are permitted to maintain the Series 66 solely for Series 63 purposes. Any registration carried by the Firm is at the discretion of Vigilant Distributors, taking into consideration the activities approved by FINRA for that broker-dealer.

At a minimum, each Supervising Principal shall maintain the registrations noted above for Representatives as well as the appropriate principal qualification, for example the Series 24 or 26. If a Representative is assigned a supervisory position requiring principal registration but does not have the requisite qualification, he or she will be given 90 days to pass the necessary examination. In the event that the individual does not or cannot pass the required qualification examination,

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
alternative supervisory arrangements will be made to ensure reasonable and adequate supervision in accordance with the Firm’s established organizational structure.

Cheating, attempting to cheat, or assisting others to cheat on qualification examinations or education programs is expressly prohibited and is grounds for immediate termination of registration.

Parked Registrations

FINRA rules prohibit a member firm from maintaining registrations for representatives who are no longer active or who are not acting in a capacity requiring registration. The Firm will not sponsor such registrations.

State Registrations

In order to participate in the marketing of approved securities in states, each Representative must pass the Series 63 Uniform Securities Agent State Law examination. Representatives may sit for or transfer to Vigilant Distributors the Series 66 Uniform Combined State Law examination, which is a combination of the Series 63 and Series 65 Uniform Investment Advisor Law examination. Representatives are permitted to maintain the Series 66 solely for Series 63 purposes.

The appropriate Supervising Principal must ensure that each Representative maintains the Series 63 or 66, if required, and is registered in those states (i) in which the Representative conducts securities marketing activities, (ii) where the Representative’s office is located, and (iii) where the Representative resides, if different from the office location. Supervising Principals should be registered in all states where assigned representatives are registered.

Failure to become properly registered in a state prior to engaging in securities business can result in state securities regulators severely disciplining Vigilant Distributors, the Supervising Principal, and the Representative. Vigilant Distributors prohibits the marketing of approved securities by any person who is not properly registered by FINRA and by the state(s) in which the person conducts securities related business.

At least annually, Vigilant Distributors Compliance Department will provide a list to the Supervising Principal reflecting the registrations and the states where his or her Representatives are registered. However, it is the responsibility of the Supervising Principal to ensure that each Representative has the proper FINRA and state registrations.

Several states require the Firm to appoint one or more Representatives to serve as a designated principal to carry out the supervisory responsibilities in that jurisdiction. Certain Supervising Principals may be so identified to the state in order to satisfy this requirement.

Effectiveness of Registration

FINRA and state registrations are not necessarily effective the day one takes his or her examination or the day one submits his or her paperwork for processing. FINRA will alert Vigilant Distributors Compliance Department via Web CRD when the registration approval date commences. Representatives should contact Vigilant Distributors Compliance Department to the extent he or she has questions regarding an initial, additional or transfer of registration. Vigilant

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Distributors Compliance Department will notify the Representative and Supervising Principal when FINRA and state registrations become effective.

C.Registration Process

Form U4

Representatives must complete a Form U4 which instruction for completion is provided in the initial registration packet. Supervising Principals or Representatives will review, execute and forward all filings of initial FINRA Forms U4 and fingerprints, electronic or paper, as well as additional paperwork included in the registration packet to Vigilant Distributors Compliance Department for processing. Vigilant Distributors Compliance Department will file the Form U4 with FINRA. No Representative or potential Representative is to communicate directly with FINRA with regard to registration.

Fingerprints

All fingerprints are forwarded to and processed through the Federal Bureau of Investigation by FINRA on or about the same time as the filing of Form U4. Vigilant Distributors CCO shall be made aware of Department of Justice reports based on fingerprint review. If a fingerprint report is generated by the Department of Justice, the Representative may be required to provide follow-up documentation to Vigilant Distributors Compliance Department regarding the reported event.
Based upon a review of the facts and circumstances of any reported event, the Supervising Principal or client contact, with input by Vigilant Distributors President, will determine what, if any, action is to be taken.

In order to screen for statutorily disqualified persons hired in clerical or ministerial positions, it is firm policy to require all associated persons to be fingerprinted and a non-registered fingerprint “NRF” form to be submitted to Web CRD.

Amendments

A Representative must notify his or her Supervising Principal or Vigilant Distributors Compliance Department directly of any material change in the information on the Form U4 so that an amendment may be filed on Web CRD, within 30 days of notification or knowledge of any such material change. To the extent a Representative directly notifies Vigilant Distributors Compliance Department of a FINRA Form U4 amendment, Vigilant Distributors Compliance Department will notify the Supervising Principal, as appropriate. Items that require amendment include, but are not limited to, change in name, physical home or office of employment address, outside business activity, and disclosure events denoted in Section 14 of FINRA Form U4. The Supervising Principal shall maintain a complete copy of the Form U4 in secure representative files at the OSJ location.

Reporting Disclosure Events

If a Representative is involved in an event that is required to be disclosed as a reportable event on Section 14 of Form U4, the Representative or appropriate Supervising Principal must contact Vigilant Distributors Compliance Department immediately and arrange for the filling out

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
and filing of the Disclosure Reporting Page (“DRP”) attachment to the Form U4. These events include but are not limited to regulatory and civil judicial actions, complaints, arbitrations and financial judgments, liens and bankruptcies or the imposition of certain internal disciplinary actions.
Depending on the nature of the event, the cooperation of the Representative involved and other facts and circumstances, the situation may result in the Representative being suspended, subject to additional supervision, or terminated. Instances where the Representative directly notifies Vigilant Distributors Compliance Department will be brought to the attention of the Representative’s Supervising Principal.
Transfers

If a Representative transfer to Vigilant Distributors directly from another broker-dealer (or at one time was previously employed at a broker-dealer), Vigilant Distributors Compliance Department shall obtain, if available, a copy of the applicant’s Form U5 Uniform Termination Notice for Securities Industry Registration via Web CRD. Representatives who transfer from another broker-dealer are not authorized to engage in any marketing activities in connection with any approved product until he or she has been notified and so authorized by Vigilant Distributors Compliance Department. The Firm will track whether any Representative was previously at a disciplined firm, as defined by FINRA.

Predispute Arbitration

FINRA Rule 2263 requires that a member firm provide its Representatives with a written statement regarding arbitration of disputes between the member firm and the Representative whenever the Representative is asked to manually sign a new or amended Form U4. The Firm’s policy requires that its Representatives sign the Form U4 Predispute Arbitration Clause when asked to manually sign a new Form U4.

D.Termination

The Supervising Principal or the Representative should forward a written notice of termination to Vigilant Distributors Compliance Department indicating the name of the terminated Representative, date of termination, and the reason for termination. FINRA and certain states require prompt notification of all Representative terminations, and Supervising Principals must forward this notice to Vigilant Distributors Compliance Department promptly, but no later than ten (10) days from the date of actual termination. Notices filed with FINRA beyond thirty (30) days of a Representative’s termination may be subject to a fine by FINRA. The Firm will provide a copy of the Form U5 to the terminated individual and the Supervising Principal upon filing with FINRA. Only Vigilant Distributors Compliance Department personnel are authorized to file a Form U5 termination notice via Web CRD.

Involuntary Termination
When a Representative is terminated for any reason other than a voluntary resignation, the appropriate Supervising Principal or Person-In-Charge must immediately contact Vigilant Distributors Compliance Department to discuss the language that should be contained on the Form U5.
Vigilant Distributors Compliance Department shall then file the Form U5, including the agreed upon language, with FINRA.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Post-Termination Responsibilities

If the Supervising Principal or Person-In-Charge subsequently learns that information on the Representative’s Form U5 was materially inaccurate, incomplete, or indicated that certain matters were unresolved at the time of termination, the Supervising Principal or Person-In- Charge should coordinate with Vigilant Distributors Compliance Department to determine if and when an amendment to the Form U5 is necessary.
Any requests for information from another broker-dealer regarding any former Representative with respect to his or her Representative activities for Vigilant Distributors should be directed to Vigilant Distributors Compliance Department. No other personnel shall respond to such requests.

Dual Registration

No Representative may be registered with any other broker-dealer unless such other firm is an affiliated company in control of or under common control with Vigilant Distributors.

VII.REPRESENTATIVE’S SCOPE OF ACTIVITIES, TRAINING AND EDUCATION

A.Scope of Representative Activities
Firm Policy
All Representatives must conduct themselves in an ethical manner, using good judgment and adhere, at all times, to the requirements set forth by this Manual.

Representatives whose activities include marketing securities are not permitted to market any securities other than approved products1. Representatives may engage in outside business activities or private securities transactions with prior written notification to and prior written authorization from Vigilant Distributors Compliance Department.

The Firm does not establish or hold investor accounts, or accept investor investments, as these functions are performed by a registered investment company’s transfer agent or directly by the issuer. The investors do not become customers of the Firm by virtue of their share ownership in an investment company or private placement. As such, Representatives are not permitted to perform certain activities as described in this section.

Representatives are primarily engaged in the marketing of investment companies and/or private placements to financial intermediaries, investment advisers and accredited investors that are primarily institutions. Representatives do not open or maintain customer accounts, accept any funds for investment, or handle purchase, redemption or exchange requests.

1 The Firm may conduct due diligence on the Issuer, its sponsor, and the product by obtaining a copy of the offering documents and any supplemental materials presented to a potential investor, Form ADV of the adviser, if applicable, and additional documentation as appropriate.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The Firm does not conduct a retail business and as such, does not conduct cold calling or engage in telemarketing and therefore does not maintain a Do Not Call list. Exceptions would require prior written approval from Vigilant Distributors Compliance Department.

Representatives and Supervising Principals will be asked to confirm compliance with the Firm’s policies and procedures through a periodic Representative and Supervising Principal Questionnaires. Supervising Principals have access to the completed Representative’s Questionnaire and are encouraged to review the Representative’s responses. The Firm’s Compliance Department reviews the Representative and Supervising Principal Questionnaires.

Registered Representative Responsibilities

Representatives, as permitted, may engage in the following activities:
•Marketing of approved investment companies, private placements, commodity pools and/or pooled investment funds to financial intermediaries, investment advisers and accredited investors that are primarily institutions in accordance with the Firm’s policies and procedures;
•Preparing Fund marketing materials (see Section IX);
•Serving as a Supervising Principal of Representatives; and
•Serving in a compliance or supervisory role.

Representatives are prohibited from the following activities:
•Providing investment, financial planning, tax or legal advice;
•Marketing in non-U.S. jurisdictions without prior approval from Vigilant Distributors (see VII(B) below);
•Engaging in fraudulent activities such as forgery, non-disclosure, any misstatement of material fact or facts, manipulative practices, or deceptions;
•Guaranteeing performance of a mutual fund or other securities;
•Offering securities (whether registered or unregistered) which are not pre- approved by Vigilant Distributors (selling away);
•Engaging in any securities activities prior to registration activation or at any time under suspension from association with Vigilant Distributors or any regulatory authority;
•Compensating or arranging to compensate any firm or individual for promotion or sale of fund shares by directing transactions or remuneration from transactions; and conducting any cold calling or telemarketing.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Communications •Outside Business Activity Forms
Frequency	•On a continuous basis
Action
•Supervising Principal
•Review correspondence (written or electronic).
•Review Outside Business Activity Forms to identify instances where Representatives may be involved in prohibited activities.
•Inform Vigilant Distributors CCO or designee immediately if indication that a Representative may be engaging in a prohibited activity.
•Encouraged to review completed Representative Questionnaire.
•Vigilant Distributors CCO or designee
•Surveillance of correspondence (written or electronic).
•Review Outside Business Activity Forms to identify instances where Representatives may be involved in prohibited activities.
•Conduct office inspection.
•Review Representative and Supervising Principal Questionnaire.

Record	•Office Inspection Report •Outside Business Activity Form •Periodic Representative and Supervising Principal Questionnaire

B.Activities in Foreign Jurisdictions
Firm Policy
Representatives are not permitted to offer any securities outside the United States unless prior written approval has been granted by the Firm’s Compliance Department. The Firm is not registered in any foreign jurisdiction.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Annual Compliance Meeting Material •Periodic Representative Questionnaire
Frequency	•As necessary
Action
•Supervising Principal
•Ensure that Representatives are adhering to marketing limitations in a specific foreign jurisdiction.
•Monitor the Representative’s activities.
•Vigilant Distributors CCO or designee
•Conduct office inspection.
•Conduct annual compliance meeting.
•Review completion of Representative Questionnaire

Record	•Annual Compliance Meeting Material •Periodic Representative Questionnaire •Office Inspection Report

C.Contact with Regulators and Others
Firm Policy
If the SEC, FINRA, state regulator, insurance department or other securities authority contacts a Representative about any investment-related matter, the Representative must immediately notify the Supervising Principal and Vigilant Distributors CCO or designee and should consult with Vigilant Distributors CCO or designee regarding a response to a regulatory inquiry. If a Representative receives, or is served with, a securities-related complaint, Wells letter, subpoena or other legal document, he or she must forward them immediately to Vigilant Distributors Compliance Department. Representatives should be aware that these events may require FINRA disclosure. Representatives may not contact the SEC, FINRA, any state securities department or other securities authority on behalf of Vigilant Distributors or, with respect to routine registration and marketing review matters, without the express prior consent of Vigilant Distributors CCO or designee.

If a regulator (SEC, FINRA, state, federal or foreign regulator or other regulatory authority) requests office records (in person or by another means) or schedules an on- site inspection, the Supervising Principal and Vigilant Distributors CCO or designee should be contacted immediately. The Firm is obligated to provide prompt responses to regulatory requests for information and, therefore, it is important to notify the Supervising Principal and Vigilant Distributors Chief Compliance Officer or designee immediately so that the record retrieval process can begin immediately or as soon as possible after receipt of the request.

All press inquiries concerning matters of any kind must be immediately referred, without comment, to the appropriate Supervising Principal.

Registered Representative Responsibilities

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Notifying the Supervising Principal and Vigilant Distributors CCO or designee immediately (that same day) if contacted by the SEC, FINRA, state regulator, insurance department or other securities authority and consulting with Vigilant Distributors CCO or designee regarding a response to a regulatory inquiry;
•Notifying the Supervising Principal and Vigilant Distributors CCO or designee immediately (that same day) if receive a notification by the SEC, FINRA or state or federal regulator or insurance department or other securities authority of a request for office records or an on-site inspection; and
•Producing materials pertinent to any regulatory request upon request by Vigilant Distributors CCO or designee.

Representatives are prohibited from the following activities:

•Contacting the SEC, FINRA, any state or federal regulator or insurance department or other securities authority on behalf of Vigilant Distributors or, with respect to routine registration and marketing review matters, without express prior consent from Vigilant Distributors CCO or designee; and
•Destroying any materials pertinent to any regulatory request.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Written or verbal request from regulator •Correspondence
Frequency	•As necessary

Action
•Supervising Principal
•Escalate any regulatory request to Vigilant Distributors CCO or designee immediately.
•Question employee regarding contact with a regulator referenced in e-mail or other indicators of regulator contact.
•Ensure documents are maintained and not destroyed.
•Produce documents upon request from Vigilant Distributors CCO.
•Vigilant Distributors CCO or Designee
•Review information presented by the Supervising Principal.
•Interview Representative and Supervising Principal.
•Produce material requested.
•Maintain Regulatory Inquiry File.
•Conduct office inspection.

Record	•Regulatory Inquiry File •Office Inspection Report

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
D.Annual Compliance Meeting
Firm Policy
FINRA Conduct Rules requires the Firm to conduct a meeting, at least annually, at which compliance matters relevant to the activities of its Representatives are discussed. The purpose of this meeting is to provide Representatives the opportunity to discuss compliance related issues. The meetings will be conducted by a principal of Vigilant Distributors and an agenda will be prepared for the meeting. It is mandatory that all Representatives attend an annual compliance meeting. Representatives should make every effort to attend the meetings in person; however, it is permissible to participate in the meeting by telephone, video conference, interactive classroom setting or other electronic means.
Electronic meetings must have the means to track that the Representative has attended the entire meeting (e.g., roll-call at the beginning and end of the meeting) and must be interactive, which means hearing a live presentation and being able to engage in dialogue with the presenter and with other representatives who may be participating in the meeting.

The failure of a Representative to attend an annual meeting is a violation of FINRA Rules and may lead to disciplinary action, including termination. If a significant number of Representatives in a location do not attend a meeting during a year, the Supervising Principal may be subject to disciplinary action, including termination.

Registered Representative Responsibilities
•Attending a Firm compliance meeting no less than annually.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•List of Registered Principals and Representatives that are required to participate in the annual compliance meeting •Annual Compliance Meeting Material
Frequency	•Annually
Action
•Supervising Principal
•Ensure that all Representatives under his or her supervision attend an annual compliance meeting and complete all relevant documents.
•Vigilant Distributors CCO or designee
•Determine appropriate content to include in meeting materials (Regulatory Developments or hot topics, New Policies, Business Developments).
•Conduct annual compliance meeting.
•Take attendance.

Record	•Annual Compliance Meeting Material •Attendance Record

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

E.Continuing Education Program
Firm Policy
Representatives are required to participate in FINRA’s Continuing Education Program (“CEP”), which consists of a Regulatory Element and a Firm Element.

Regulatory Element
Representatives must complete a computer-based training session administered by FINRA on the second anniversary of his or her initial securities registration and every three years thereafter. Representatives will receive an e-mail memorandum advising the Representative of his or her requirement to participate in the Regulatory Element.

Vigilant Distributors Compliance Department receives email notification from FINRA’s internet based Central Registration Depository (“WebCRD”) weekly to determine those Representatives who are approaching an anniversary date based upon his or her initial FINRA registration.

Representatives will have 120 days to complete his or her Regulatory Element. Representatives that fail to complete the Regulatory Element within their 120-day window period will be placed on inactive status and will be prohibited from engaging in any activities or functioning in any capacity requiring FINRA registration. During the inactive period, the Representative cannot earn any compensation related to such activities. Additionally, any Representative that does not complete his or her Regulatory Element training during the prescribed window may be terminated by Vigilant Distributors.

If a Representative has not completed the Regulatory Element within 60 days of his or her window expiration date, an e-mail will be sent to the Representative and the Representative’s Supervising Principal. If the Representative has not completed the Regulatory Element within 30 days of the window expiration date, Vigilant Distributors Compliance Department will check the WebCRD to determine if the Representative has scheduled an appointment. If an appointment has not been scheduled, an e-mail will be sent to the Representative and Representative’s Supervising Principal. Additionally, the Firm may follow up directly with the Representative and/or the Representative’s Supervising Principal emphasizing possible Representative sanctions for non-compliance with the Regulatory Element.

Representatives are encouraged to schedule his or her CE promptly upon notification of the requirement from Vigilant Distributors Compliance Department.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•FINRA WebCRD system notifications •FINRA WebCRD system reports
Frequency	•Representative’s second anniversary of obtaining securities licenses and every three years thereafter
Action
•Supervisory Principal
•Ensure Representative completes CE training.
•Ensure Representative does not engage in activities requiring licensing if fails to complete requirement.
•Vigilant Distributors CCO or designee
•Send initial and follow up notifications of CE window to Representative.
•Track completion of regulatory requirement.
•Send memorandum restricting Representative activities if fail to complete requirement.

Record	•FINRA WebCRD •Representative Memorandum

Firm Element
Pursuant to the continuing education requirements, the Firm will review its training needs annually and establish a written training program as the basis for its Firm Element. The training program will cover all registered persons and his or her Supervising Principals. The annual training program will include a needs analysis, written training plan, a description of the training material and media utilized. Vigilant Distributors CCO will be responsible for the design and implementation of the annual training program which will be based on specified core components, which may include, (i) products and services,
(ii) general investment features and associated risks, (iii) communications with the public and/or (iv) applicable regulatory requirements.

Representatives are notified by e-mail of his or her requirement to participate in the Firm Element and are given a prescribed period during which this training must be completed.

Representatives who fail to complete the online training within the prescribed period may be subject to possible disciplinary action and/or termination of his or her FINRA registration(s).

If a Representative is unable to complete the Firm Element within the specified due date because of extenuating circumstances, Vigilant Distributors Compliance Department may grant an extension of time to complete the training. In order to be granted an extension, the Representative must notify his or her Supervising Principal and Vigilant Distributors Compliance Department of the circumstances involved for not completing the Firm Element. If the request is approved, Vigilant Distributors Compliance Department will provide consent to the Representative and his or her Supervising Principal for an extension of time to complete the training.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Registered Representative Responsibilities
•Participating in the Firm Element on an annual basis.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Information regarding firm products, services, training needs •Guidance from regulators •Current regulatory concerns •Disciplinary actions
Frequency
•Annually
•Supervising Principal
•Ensure all Representatives under his or her supervision complete all relevant training.
•Vigilant Distributors CCO or designee
•Develop needs analysis; training plans; and training modules.
•Identify individuals who are subject to the requirement.
•Identify Representatives who do not complete the Firm Element.
•Monitor completion of requirements.

Record	•Training Completion Reports •Training Modules

VIII.REPRESENTATIVE’S REGULATORY REQUIREMENTS
A.Suitability
Firm Policy
FINRA Rule 2111, the “Suitability Rule”, applies to a Representative’s recommendation of a security to a “customer.” Guidance provided by FINRA has stated that for purposes of Rule 2111 a customer is “anyone who is not a ‘broker-dealer’” and would include (1) an individual or entity with whom a broker-dealer has even an informal business relationship related to brokerage services and (2) a potential investor. The Firm has no customers, does not trade or sell any products and does not open or maintain any customer accounts. The Firm’s suitability policy is accordingly limited in scope and drafted specifically to address the Firm’s activities. To the extent a Representative recommends a particular fund to a particular potential investor and the recommendation is intended to result in an investment in the fund, the Firm has adopted the procedures outlined in this policy.

Representatives may make a recommendation that is intended to result in an investment in a specific fund:

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

•to an identified institution;
•to an identified non-institutional potential investor; or
•to an investment adviser representative (“IAR”) or other agent (other than a broker- dealer) on behalf of a specific investor (in this scenario, the IAR or other agent, would be the Offeree).

The term “Offeree” refers to potential investors to which a Representative makes a specific fund recommendation that is intended to result in an investment in the fund.

Before a Representative may make a recommendation to any Offeree, the Representative must have a reasonable basis to believe that a recommendation is suitable for the Offeree based upon the Offeree’s financial situation and needs.

Whenever the Representative seeks to make a recommendation to an Offeree, an Institutional Offeree Form or Non-Institutional Offeree the Suitability Assessment Form must be completed. The applicable Form must be completed prior to making a recommendation. If a Fund sponsor wishes to use its own form or system for recording the required information, then the Representative and Supervising Principal must ensure that such alternative method has been pre-approved in writing by Vigilant Distributors Compliance Department and that the information that the Firm requires is completed and documented. The Forms are available from Vigilant Distributors Compliance Department.

The Forms do not need to be completed to the extent the Representative is presenting only non-Fund specific information such as the adviser’s process for money management, including but not limited to, the adviser’s investment portfolio methodology and economic outlook.

The Forms do not apply to the Representative’s activities where no recommendation is made that is intended to result in an investment, including, for example, discussions about funds with:

•a non-broker-dealer financial intermediary firm reviewing the fund(s) for inclusion on its platform or as an investment option for its clients (e.g., speaking with an RIA to include a fund on its fund platform or as an investment option for its clients; speaking with a retirement plan record keeper to include a fund as an available fund option);
•an IAR, for the purposes of education about a product when there is no specific investor on whose behalf the IAR is making an investment decision;
•a consultant working for undisclosed entities;
•invited guests of an IAR at an educational seminar or luncheon; or
•conference attendees that are given general information (which would include approved marketing or offering materials) about a fund.

Regulation Best Interest (15I-1) imposes additional regulatory obligations on Representatives when engaging with Retail Customers. For these purposes, a “retail

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
customer” is defined as a natural person, or the legal representative of such natural person, who:
•receives a recommendation of any securities transaction or investment strategy involving securities from a broker, dealer or a natural person who is an associated person of a broker or dealer; and
•uses the recommendation primarily for personal, family, or household purposes.

Vigilant Distributors must, when making a solicited recommendation to retail customers, act in the retail customer’s best interest and cannot place its own interests ahead of the customer’s interests (hereinafter, the “General Obligation”). It should be noted that self-directed or otherwise unsolicited transactions by a retail customer are not subject to the General Obligation.

The General Obligation is satisfied only if the broker-dealer complies with four specified component obligations. The obligations are:
•providing certain prescribed disclosure before or at the time of the recommendation, about the recommendation and the relationship between the retail customer and the broker-dealer (“Disclosure Obligation”);
•exercising reasonable diligence, care, and skill in making the recommendation (“Care Obligation”);
•establishing, maintaining, and enforcing policies and procedures reasonably designed to address conflicts of interest (“Conflict of Interest Obligation”), and
•establishing, maintaining, and enforcing policies and procedures reasonably designed to achieve compliance with Regulation Best Interest (“Compliance Obligation”).

Recommendations to an Institutional Offeree

“Institutional Offeree” means a potential investor that satisfies the definition of “Institution” as identified below:

•a bank, savings and loan association, insurance company or registered investment company;
•an investment adviser registered either with the SEC under Section 203 of the Investment Advisers Act or with a state securities commission (or any agency or office performing like functions); or
•any other person (whether natural person, corporation, partnership, trust or otherwise) with total assets of at least $50 million (whether such assets are invested for such person’s own account or under management for the account of others).

There are two factors to consider for each recommendation to an Institutional Offeree:

1.The Representative must have a reasonable basis to believe that the Institutional Offeree is capable of evaluating investment risks independently, both in general and with regard to all recommended securities.

Relevant considerations could include:

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

a.the use of one or more consultants, investment advisers or bank trust departments;
b.the general level of experience of the Institutional Offeree in financial markets and specific experience with the type of instruments under consideration;
c.the Institutional Offeree's ability to understand the economic features of the security involved;
d.the Institutional Offeree's ability to independently evaluate how market developments would affect the security; and
e.the complexity of the security or securities involved.

AND

2.The Institutional Offeree must affirmatively indicate that it is exercising independent judgment in evaluating the recommendations of any Representative. This affirmation must be documented by the Representative on the Institutional Offeree Form to evidence the Institutional Offeree’s affirmative indication or documented in a format that is approved by Vigilant Distributors in writing. This affirmation will apply to all future discussions with that Institutional Offeree.

In general, when there is an indication that the Institutional Offeree is not capable of analyzing, or does not intend to exercise independent judgment regarding a Representative’s recommendations, the Representative will have to be more specific in his or her approach to ensure compliance with the affirmation requirement.

Recommendations to a Non-Institutional Offeree

“Non-Institutional Offeree” means a potential investor that is not an “Institution”. In order for a Representative to make a specific fund recommendation to a Non-Institutional Offeree, the Non-Institutional Offeree must provide sufficient information for the Representative to understand such Non-Institutional Offeree’s needs, objectives, and tolerance for risk. In order for the Representative to meet his or her obligation, the Representative must obtain enough information about the Non-Institutional Offeree to have a reasonable basis to believe that the recommendation is suitable and document such information on the Non-Institutional Offeree Suitability Assessment Form.

Registered Representatives who are not authorized to communicate with retail customers, may not solicit Non-Institutional Offerees to make transactions, but may perform the following activities relating to Non-Institutional Offerees:
•Accept indications of interest
•Provide information about a particular fund, at the request of the Non-Institutional Offeree, including Fund Factsheets or other pitch material
•Facilitate in-person or telephonic meetings between Non-Institutional Offeree and relevant Fund personnel including a Portfolio Manager, or salesperson at a particular issuer.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Registered Representative Responsibilities
•Completing and signing the applicable Form;
•Sending completed and signed Form to the Supervising Principal; and
•Completing the Non-Institutional Offeree Suitability Assessment Form each time a recommendation is made, even if the Representative has previously completed a form for such Offeree on another occasion.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Institutional Offeree or Non-Institutional Offeree Suitability Assessment Form •Periodic Representative Questionnaire •Annual Compliance Meeting Material
Frequency	•As necessary (Form completion) •Annually (Office Inspection)
Action
•Supervising Principal
•Review and execute the Forms.
•Maintain the Forms.
•Vigilant Distributors CCO or designee
•Conduct office inspection.
•Review completion of Representative Questionnaire.
•Conduct annual compliance meeting.

Record	•Institutional Offeree and Non-Institutional Offeree Suitability Assessment Forms •Annual Compliance Meeting Material •Periodic Representative Questionnaire •Office Inspection Report

B.Outside Business

Activities Firm Policy
FINRA Rule 3270 requires Representatives to provide prior written notice to the Firm of all outside business activities (“OBAs”), and receive prior written approval from the Supervising Principal and Vigilant Distributors CCO or designee prior to engaging in the activity, directly or indirectly. OBAs may need to be disclosed on a Representatives Form U4.
Initial Outside Business Activity Forms are completed manually and submitted to Vigilant Distributors Compliance Department. After registration is complete, any additional Outside Business Activity notification is submitted through a designated electronic compliance portal.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Representatives are not permitted to participate in an OBA that would interfere with or otherwise compromise his or her responsibility to Vigilant Distributors or participate in an OBA that may be viewed as part of Vigilant Distributors business based upon, among other factors, the nature of the proposed activity and the manner in which it will be offered. No OBA will be allowed unless approved by the Supervising Principal and Vigilant Distributors CCO or designee.

Certain OBAs may be deemed a conflict and may be disapproved, which precludes a Representative from participation, directly or indirectly. Certain OBA’s that need express authorization from the Firm’s President are: (1) acting as a trustee, power of attorney or guardian for a non-family member; (2) operating or associating with an investment advisor that is not a client of the Firm; (3) acting as a sole signatory for a non-affiliated entity such as a charitable organization; or (4) other activities identified by the Firm.

Any failure to provide prior written notice and obtain prior written approval before engaging in an OBA may subject a Representative to discipline, including termination of his or her registration from the Firm.

Registered Representative Responsibilities
•Disclosing any OBA initially upon registration, on a form provided by Vigilant Distributors Compliance Department and receiving written approval prior to engagement;
•Submitting an OBA Form via a designated electronic compliance portal after registration to the Supervising Principal and Vigilant Distributors Compliance Department and receiving written approval prior to engagement;
•Submitting an OBA Form via a designated electronic compliance portal in the event that an existing activity ceases or changes;
•Notifying the Supervising Principal and Vigilant Distributors Compliance Department via a designated electronic compliance portal as soon as he or she wishes to become involved in, change the nature of, or discontinue an OBA; and
•Abiding by all disapprovals, revocations or conditional approvals.

OBAs may include, but are not limited to:

•Employment with the primary employer if such employer is not an affiliated Vigilant Distributors entity as well as relationships to firms affiliated with the employer;
•Ownership of privately held for-profit businesses;
•Serve as an employee, independent contractor, sole proprietor, officer, director, trustee, or partner of another entity;

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Serve as an officer, director, or employee of non-investment-related activities that are exclusively charitable, civic, religious or fraternal or otherwise recognized as tax- exempt; or
•Other situations where compensation is or may be received outside the scope of the relationship with the Firm.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Outside Business Activity Form •Periodic Representative Questionnaire •Other potential indicators such as incoming or outgoing correspondence •Annual Compliance Meeting Material
Frequency	•Initially and ongoing (Form completion) •Annually (Office Inspection and Annual Compliance Meeting)
Action
•Supervising Principal
•Question employee regarding potential unapproved OBAs referenced in correspondence or other indicators of OBA.
•Approving OBA requests.
•Ensure compliance with imposed restrictions, if applicable.
•Vigilant Distributors CCO or designee
•Review requests for any potential conflict with Vigilant Distributors business.
•Notify Representative of approval/disapproval and any restrictions.
•If applicable, disclose on Form U-4.
•Determine if OBA is a private securities transaction.
•Review completion of Representative Questionnaire.
•Conduct annual compliance meeting.
•Conduct office inspection.

Record	•Outside Business Activity Form •Annual Compliance Meeting Material •Periodic Representative Questionnaire •Office Inspection Report

C.Private Securities Transactions (“Selling Away”) Firm Policy

Pursuant to FINRA Conduct Rule 3040, no Representative may engage in a private securities transaction, i.e., any securities transaction outside the regular scope of permitted activities effected away from the Firm, unless (i) prior written notice is given to your Supervising Principal and Vigilant Distributors CCO and (ii) prior written approval is granted by the Supervising Principal and from Vigilant Distributors CCO.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
If Vigilant Distributors disapproves of the transaction, the Representative may not participate in any manner, directly or indirectly. The Private Securities Transactions Disclosure Form is available through Vigilant Distributors Compliance Department.

Generally, a Representative will be considered to be engaged in activities related to a securities transaction that requires prior notification to Vigilant Distributors if he or she participates in or directs the execution of any securities transactions whether or not he or she has recommended the transaction. Acting as a portfolio manager for a client sponsor is not considered to be conducting activities under Rule 3040 but these activities are subject to supervision. Portfolio managers must disclose these activities to the Firm. Private securities transactions may also include, but are not limited to, indexed annuities; selling any insurance product or other investment opportunity, including promissory notes; certain types of real estate investments; condominium vacation rental schemes; or raising money or participating in the raising of money for a company, individual or venture. A passive investment could be considered a securities transaction when the Representative’s investment becomes a controlling interest or results in the Representative otherwise becoming involved in the operation of the entity.

A Representative and Supervising Principal must have the appropriate securities qualification to engage in or supervise a private securities transaction. Vigilant Distributors Compliance Department will determine the appropriate registration based on the Representative’s proposed activities.

All private securities transactions need to be submitted to Vigilant Distributors for consideration prior to engaging in such activity. The Representative must receive prior written approval of the activity from the Supervising Principal and from Vigilant Distributors CCO. Vigilant Distributors CCO will notify the Representative of any additional requirements. For example, if compensation is received or expected to be received, Vigilant Distributors may request additional documentation.
Compensation is defined broadly and shall mean any compensation paid directly or indirectly from whatever source in connection with or as a result of the purchase or sale of a security, including, though not limited to, commissions; finder’s fees; securities or rights to acquire securities; rights of participation in profits, tax benefits, or dissolution proceeds, as a general partner or otherwise; or expense reimbursements.

If a Representative’s role changes from passive to active, the Firm requires prior written notice to, and prior written approval by, the Supervising Principal and Vigilant Distributors CCO before the Representative may engage further in the activity.

If the Representative’s request to participate in private securities transactions is disapproved, the Representative shall not participate in the transactions in any manner, directly or indirectly. In the event the Representative receives approval of the transaction, Vigilant Distributors will assess the activity on a case by case basis which may include the development of a supervisory plan with the appropriate Supervising Principal.

Determining whether something is a private securities transaction can be very complicated. Representatives must seek approval from Vigilant Distributors Compliance Department prior to engaging in any transaction. Representatives should be aware that:

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Neither a Representative nor his or her supervisor should make a final decision on what does or does not constitute a security or investment business activity;
•Representatives should not rely solely on letters from outside counsel as to what is (or is not) a security or investment business activity; and
•The determination of whether something is a security may vary between the various states, and between state and federal law.

Registered Representative Responsibilities
•Providing prior written notice if he or she wishes to engage in potential 3040 activity through the Private Securities Transactions Disclosure Form;
•Receiving prior written approval of the 3040 activity prior to engaging in such activity; and
•Adhering to all conditions and requirements as described above.

Supervision of Private Securities Transactions for Compensation

Vigilant Distributors will assess the activity on a case by case basis which may include the development of a supervisory plan with the appropriate Supervising Principal.

The firm may consider the following with respect to the Representative and the transaction(s):
•Type of transaction;
•Duration of arrangement;
•Frequency; and
•Type of compensation.

The Firm maintains the following books and records with respect to each approved arrangement:
•A written notification from the Representative;
•A written authorization by the Firm with conditions, if appropriate;
•Other documents as appropriate to supervise the transaction.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Private Securities Transaction Disclosure Form •Periodic Representative Questionnaire •Other potential indicators such as incoming/outgoing correspondence •Annual Compliance Meeting Material
Frequency	•Initially and ongoing (Form completion) •Annually (Office Inspections)
Action
•Supervising Principal
•Notify Vigilant Distributors Compliance Department of any private securities transaction that may not have been reported by a Representative.
•Approve or disprove in writing any private securities transaction requests.
•Ensure that the supervisory plan is executed.
•Vigilant Distributors CCO or designee
•Review written notifications for any potential conflict.
•Approve or disapprove in writing any private securities transaction requests.
•If request is approved, work with the supervising principal to create an appropriate supervisory plan, if required.
•Conduct annual compliance meeting.
•Conduct office inspection.
•Review completion of Representative Questionnaire.

Record	•Private Securities Transactions Disclosure Form •Annual Compliance Meeting Material •Office Inspection Report •Periodic Representative Questionnaire

D.Personal Brokerage Accounts and Securities Investments

Firm Policy
Reporting Brokerage Accounts and Securities Investments. Prior to opening an account, all Representatives must provide written notice to Vigilant Distributors Compliance Department concerning any personal brokerage accounts and securities investments in which they have direct or indirect beneficial ownership or discretionary authority, and which are maintained at a domestic or foreign broker-dealer, investment advisor, bank, or other financial institution or are held privately or directly. In addition to notifying Vigilant Distributors of all existing or new personal brokerage accounts and securities investments, Representatives must alert the executing firm of their registration with Vigilant Distributors.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The following types of accounts and investments must be reported via the Personal Securities Disclosure Form to Vigilant Distributors:

•All brokerage accounts and securities investments registered in the Representative’s name;
•All brokerage accounts and securities investments registered in the name of a spouse or dependent child living in the same household as the Representative; and
•All brokerage accounts and securities investments for which the Representative has discretionary authority or control.

All brokerage accounts must be reported even if they only currently hold mutual funds, unit investment trusts, and variable contracts. 529 Plans, as municipal securities, are reportable to Vigilant Distributors. A 401(k) plan is reportable if it contains individual investments other than pooled investment companies. Private placements and other personal securities investments are reportable to Vigilant Distributors. Any pooled investment company held directly with a fund (i.e., not held in a brokerage account) is not reportable to Vigilant Distributors.

The Personal Securities Disclosure Form is available through Vigilant Distributors Compliance Department or a designated electronic compliance portal.

Vigilant Distributors acts as a Principal Underwriter for funds registered under the Investment Company Act and as such requires all Representatives to be aware and acknowledge the potential conflicts of interest surrounding personal investments in funds distributed by Vigilant Distributors and the securities purchased or held by fund distributed by Vigilant Distributors. Vigilant Distributors reviews the personal transactions of each Representative to determine whether such transactions are adverse to the Firm’s financial interests or in conflict with any of the Firm’s Fund clients and their shareholders.

Risk-based Review of Personal Securities Transactions. The purpose for review of personal securities transactions is to assess whether a transaction in an outside brokerage account is adverse to a financial interest of the Firm. Because Vigilant Distributors does not carry investor accounts, does not accept any investor monies for investment, and does not engage in (i) introducing or clearing activities, (ii) the solicitation of equity trades, (iii) research or market-making, (iv) investment advisory activities or (v) investment banking relating to the offering of public company interests, the Firm’s policy with regard to Representative’s personal securities accounts and investments is accordingly limited in scope. As a limited purpose broker-dealer, the Firm would not have a basis on which to evaluate the legitimacy of personal trading activity. Therefore, while all Representatives must report securities accounts or investments to Vigilant Distributors
Through the Personal Securities Disclosure Form, they are not required to forward duplicate statements to the Firm unless a Representative is requested to do so.

If facts and circumstances warrant, the Firm may conduct an internal investigation to determine whether a violation of securities laws or rules has occurred and will file with FINRA appropriate reports, if applicable.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Registered Representative Responsibilities
•Providing written notice of accounts and investments on the Personal Securities Disclosure Form prior to registration;
•Providing prior written notice of new accounts and investments and changes to such accounts and investments previously reported to the Firm, including closing or revisions to the account registration or account number;
•Alerting the executing firm that he or she is a Representative with Vigilant Distributors; and

•Forwarding duplicate statements to Vigilant Distributors Compliance Department if requested to do so by the Firm.

Supervisory Procedures

Responsibility	•Vigilant Distributors CCO or designee
Resources	•Annual Compliance Meeting Material •Personal Securities Disclosure Form •Periodic Representative Questionnaire •Office Inspection
Frequency	•Initial (Form completion) •Periodic affirmation (Questionnaire) •Annually (Office Inspection)
Action
•Vigilant Distributors CCO or designee
•Respond to requests from executing broker-dealers with respect to the delivery of duplicate statements.
•Conduct office inspections.
•Review completion of Personal Securities Disclosure Form.
•Review completion of Representative Questionnaire.
•Conduct annual compliance meeting.
•Request statements from Representative, if applicable.

Record	•Periodic Representative Questionnaire •Personal Securities Disclosure Form •Annual Compliance Meeting Material •Office Inspection Report •Requests for statements from executing broker-dealer

E.Insider Trading

Rules and Regulations
The Insider Trading and Securities Fraud Enforcement Act of 1988 requires that every Broker/Dealer establish, enforce and update procedures which will detect and prevent

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
the abuses in the securities industry commonly called “insider trading”. Procedures should be implemented to control the flow of material non-public information and the distribution of that information. This may include the implementation of a “Information Barrier”, the development of a “Restricted List” and/or a “Watch List”.

Material Information is information that an investor would most likely consider important in making their investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s securities, regardless of whether the information is related directly to their business.

Non-Public Information is information that has not been communicated with the public.

Information Barrier – Procedures put in place to separate various departments of a firm in order to restrict the dissemination of material, non-public information. These procedures are especially important in firms that conduct investment banking business since that segment of the broker/dealer often has information regarding mergers & acquisitions, new issues, etc. This information should be kept segregated from the sales and trading side of a firm, until it becomes public information.

Restricted List - A Restricted List is a list of securities in which non-public information is known, or may become known, about the security by a principal, registered representative, director or officer of the broker/dealer. Once on the Restricted List, no one may recommend the purchase or sale of any of the securities on the list and there should be no discussions with customers regarding these securities. Restricted Lists must include:
•Date the security was added to and/or deleted from the list
•Name of contact person(s) responsible for the addition or deletion

The Firm will maintain a Restricted List, if needed, consisting of a current list of securities in which proprietary, employee or certain solicited customer transactions are prohibited. A security will be placed on the Restricted List if it becomes known to the Designated Principal that any employee of the broker/dealer is in possession of material, non-public information. A security will be deleted from the Restricted List when the Designated Principal knows that the information has been released to the public. It is then no longer necessary to restrict the trading of that security. Each time a security is added to or deleted from the Restricted List, a new list will be distributed to all employees and associated persons with the Firm.

Watch List – A Watch List is a list of securities that do not carry any trading restrictions. However, trading should be closely monitored by the principals of a firm. Watch Lists must include:
•Date the security was added to and/or deleted from the list.
•Name of contact person(s) responsible for the addition or deletion
A security will be placed on the Watch List if there is a known relationship between any employee of the broker/dealer and any issuer of the management of any issuer, which relationship is outside of the employee’s employment with the Firm. All employees of the Firm are required to report to the Designated Principal any such relationships.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Trading is not prohibited, but each trade is subject to additional review. The Watch List review (evidenced by Designated Principal’s initials) will consider the timing and the nature of the transaction in relation to the employee’s normal trading patterns.

Supervisory Procedures

Responsibility	•Vigilant Distributors CCO or designee
Resources
•The accounts of employees and any proprietary accounts of the Firm must be reviewed for insider trading activities. The Firm will note, on an internal record, those accounts of known insiders.
•Restricted Lists and Watch Lists will be maintained when necessary.

Frequency	•Transactions in employee and proprietary accounts will be reviewed for insider trading on a trade-by-trade basis.
Action
•The Designated Principal should closely supervise those accounts of employees or family members which are known to be Senior Officers or Directors of any publicly traded company or are owned by individuals who control more than 10% of any publicly traded company.
•The Designated Principal will also review duplicate confirmations and statements of all employees that have outside brokerage accounts in order to detect misuse of material non-public information away from the Firm.

Record
•The “Insider Trading Acknowledgement” statement is signed initially upon hire and thereafter, on an annual basis at the Annual Compliance Meeting.
•Evidence of the review of an employee’s account is made on the employee account statement.
•Evidence of review of Watch Lists and Restricted Lists is made on the actual list.
•Evidence of review of employee’s outside brokerage accounts is made on the duplicate confirms and statements.
•Records are maintained at the Home Office.
•Investigations: If the Designated Principal determines that it is necessary to investigate possible insider trading on a trade/transaction involving any employee or associated person of the Firm, the investigation must include the 1) name of the security, (2) the date of the activity, (3) the account number and (4) the result of the investigation. All records of investigation must be maintained for a period of 3 years.

Information Barrier Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The Firm generally will not have access to or obtain material or documents that are material non-public information that would need a controlled information flow. In the event it was ever determined that the Firm had access to such information, the Designated Principal would ensure that a “Information Barrier” would be put in place to prevent the dissemination of confidential information to individuals within or outside the Firm unless necessary. Furthermore, the Designated Principal would ascertain that insider information is communicated only to other employees on a “need-to-know” basis. “Need-to-know” condition exists when that employee can only be effective in the performance of his/her employment with the Firm. Should an employee be required to "cross the barrier" to derive the necessary information in the conduct of his/her normal course of business, the Designated Principal must be notified. It is the Designated Principal’s responsibility that proper documentation is in order. The documentation should contain the following:
•Name of the employee allowed to “cross the barrier”;
•Department (if applicable) to which the employee belongs;
•Actual date of deriving the information;
•Name of the issuer;
•Name of the person who requested that the wall be crossed.
Note: Any employee who obtains inside information is required to discuss the situation with the Chief Compliance Officer who will counsel the employee to share this information solely on a "need-to-know" basis. At that time a restricted list will be created and maintained by the Chief Compliance Officer.

F.Compensation Firm Policy

FINRA limits the use of cash and non-cash compensation as it relates to the sale and distribution of direct participation programs, variable insurance contracts, investment company securities, and other securities, to avoid unduly influencing broker-dealers to unfairly favor certain funds over others.
A Representative’s employer may want to provide cash or non-cash compensation within the financial intermediary community to promote their funds. Any compensation arrangement shall be paid to the broker-dealer firm, not to any individual representative. In doing so, Representatives of Vigilant Distributors may participate as described in the following policies and procedures. Questions with regard to items not addressed below should be addressed to Vigilant Distributors Compliance Department. The Representative’s employer may also have policies and procedures addressing these issues.

Cash
Representatives can only accept transaction-based compensation from Vigilant Distributors.

Securities
Rule 2830 states that no member or person associated with a member shall accept any compensation from an offeror, which includes the investment advisor, in the form of securities of any kind.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Representatives are not permitted to receive compensation from an offeror in the form of securities of any kind, unless permitted pursuant to FINRA guidance, and in writing by Vigilant Distributors Compliance Department.

Sales Contests or Incentives
All sales contests or incentive programs must be reviewed by Vigilant Distributors Chief Compliance Officer or designee prior to implementation to ensure appropriate offering document disclosure and conformity with FINRA guidelines regarding cash and non- cash compensation.
FINRA also prohibits internal sales contests in connection with the marketing of variable insurance contracts or investment company securities unless they meet certain criteria, including that such contests are based on principles of total production and equal weighting. FINRA views any sales contest that favors one security or one type of security as having the potential to create an incentive to engage in sales conduct unrelated to the best interests of investors.

Representative Responsibilities
•Notify the Supervising Principal of any sales contests in which they wish to participate.

For Representatives whose Supervising Principal is the President of the Firm, the President must document review and approval.

Supervising Principal Responsibilities
•Sales contests may be permitted based on total production of all securities, provided the following procedures are followed:
•Maintain records of the contest description, including the criteria for awarding prizes;
•Maintain the names of the associated persons who participate in the contest.
•Document review by initialing and dating the Sales Contest Pre-Approval Form in advance of any Sales Contest; and
•Obtain Vigilant Distributors CCO pre-approval on the Sales Contest Pre-Approval Form.

Non-Cash Compensation
Representatives are prohibited from engaging in any non-cash compensation arrangement in connection with the marketing of investment company securities or direct participation programs, except as noted below. The non-cash compensation rules apply to Representatives of a broker-dealer if they offer or receive, directly or indirectly, such compensation in connection with the sale and distribution of direct participation programs, variable insurance contracts, investment company securities, and other securities.

Webinars and sponsorships are not considered non-cash compensation arrangements but rather training or marketing activities.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Sponsorships are Fund or Sponsor/Third Party Marketer marketing activities that enable the Sponsor and/or the Fund to have their name listed on a banner or in a program, for example. The Fund and/or the Fund’s Sponsor/Third-Party Marketer typically pay for these marketing activities and should not provide non- cash compensation to any member or person associated with a member in connection with a Sponsorship.
•Webinars are designed for training purposes and should not include any non- cash compensation in the form of travel, lodging and meals provided to registered persons.
•If any non-cash compensation is provided in connection with a Sponsorship or Webinar, such compensation is subject to the policy and procedures provided in this section.

The following are the only non-cash compensation arrangements permitted:
1.Gifts. Gifts may be provided, so long as they are reasonable and not so frequent or extravagant as to raise any question of impropriety. Gifts cannot exceed $100 per person per calendar year and may not be preconditioned on achievement of a sales target or other incentives. Receiving cash gifts, checks, gift certificates and gift cards that are either convertible into cash or not directly associated with a retailer are prohibited. Gifts of de minimis value (e.g. pens, notepads or modest desk ornaments) or promotional items of nominal value that display the firm’s logo (e.g., umbrellas, tote bags or shirts) are not subject to the $100 per person annual gift limit and are not subject to reporting under this policy as long as its value is substantially below the
$100 limit. In addition, giving or receiving nominal or promotional items in bulk can be considered a gift and would be subject to the $100 limit and it must be reported pursuant to this policy. Business Development and Educational Items, such as software packages containing fund data for broker-dealer use, may not be subject to the $100 limit but must be associated with activities related to the products and cannot be preconditioned on the achievement of a sales target.
Representatives must notify a Supervising Principal of any gifts received or given. The Supervising Principal will maintain a Gift Log. Gifts that exceed the $100 threshold during a calendar year must be reported and returned to the individual from whom the gift was received and noted accordingly on the gift log. If gifts are tracked by the Representative’s employer in a different format, it must contain at a minimum all information as noted below:
a.Date Given/ Received
b.Name of Person and Firm Name Giving Gift
c.Name of Recipient and Firm Name    Description of Gift
d.Value or Cost of Gift
e.Back-Up Documentation to Corroborate Value of Gift (receipts, invoices, credit card statements)
f.Supervising Principal Confirmation that Gift Does Not Exceed
g.$100 Per Representative Per Calendar Year
h.Supervising Principal Confirmation that the Gift is not Preconditioned on Achievement of a Sales Target Initials of Supervising Principal and
i.Date of Review
Personal gifts that representatives give or receive (e.g., wedding gifts, congratulatory gifts for the birth of a child or holiday gifts) must be reported on the Gift Log unless there is a pre-existing

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
family or personal relationship between the person giving the gift and the recipient. Therefore, all personal gifts that are reimbursed or expensed must be reported on the gift log.

Representative Responsibilities
a.The following information shall be recorded on the Gift Log and reported to the Supervising Principal with respect to all gifts received and given:

(i)Name of person giving gift (and firm name);
(ii)Name of recipient (and firm name);
(iii)Date gift given or received;
(iv)Description of gift;
(v)Value of gift (value of ALL gifts received from any one representatives cannot exceed $100 per Representative per calendar year; value of all gifts given to any one representative cannot exceed $100 per Representative per calendar year); and
(vi)Back-up documentation to corroborate value of gift (receipts, invoices, credit card statements, sales records, or other research if gift was received).

b.For Representatives whose Supervising Principal is the President of the Firm, the President must document review and approval.

Supervising Principal Responsibilities
a.Ensuring that the gift log has been completed with all information;
b.Ensuring that gifts given or received by a registered person do not exceed the
c.$100 limit per rep per calendar year;
d.Ensuring that the gift is not preconditioned on achievement of a sales target;
e.Documenting review by initialing and dating the gift log for each gift given or received, to ensure that the $100 limit is not exceeded;
f.Reviewing the gift log monthly, at a minimum, if no gifts were given or received, please document as “None”;
g.Documenting any findings and escalating to Vigilant Distributors Compliance Department; and
h.Providing the gift log with evidence of review and approval by the Supervising Principal to the Vigilant Distributors Compliance Department quarterly or more frequently if requested.

2.Entertainment. Representatives may provide or receive an occasional meal, a ticket to a sporting event or the theater, or comparable entertainment that is neither so frequent nor so extensive as to raise any question of propriety and is not preconditioned on achievement of a sale target or other incentives. Representatives of a hosting firm must be present at the entertainment event. If a hosting representative is not present, then it is a gift to the recipient and subject to the $100 limit. Representatives cannot reimburse attendees or his or her guests for transportation, parking and lodging expenses in connection with the entertainment, and representatives cannot reimburse attendees for office parties or for personal celebrations. All entertainment provided or received must be reported on the Entertainment Log maintained by the Supervising Principal. If entertainment is

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
tracked by the Representative’s employer in a different format, it must contain at a minimum all information as noted below:
a.Date of Event
b.Name of FIRM Rep in Attendance
c.Name of All Reps, Including Firm Name, in Attendance
d.Number of Other Attendees
e.Type of Event (Meals, Sporting Event, Theater Tickets, Training or Education Meetings)
f.Location of the Event
g.Value of Event Back-up Documentation for each Expense (attendees, receipts, invoices, credit cards statements, sales records etc.)
h.Who Hosted the Event (Firm, Offeror, etc.) SP
i.Confirmation that Frequency of Event is Not Excessive and Not Based on Achieving a Sales Target Initials of Supervising Principal and
j.Date of Review

Representative Responsibilities
a.Reporting to the Supervising Principal the following information on all entertainment received and given:

(i)Name of Vigilant Distributors Representative in attendance [if not in attendance this would be considered a gift];
(ii)Name of all representatives, including firm name (and their firms) in attendance;
(iii)Number of other attendees;
(iv)Date of event;
(v)Type of event (e.g., meals, sporting events, theater tickets, training/education meetings, etc.);
(vi)Location of the event;
(vii)Value of event;
(viii)Back-up documentation for each expense (evidence of number of attendees, receipts, invoices, credit card statements, sales records etc.); and
(ix)Indication on who hosted the event (e.g., Firm, Offeror, etc.).

For Representatives whose Supervising Principal is the President of the Firm, the President must document review and approval.

Representatives are prohibited from the following activities:

•Reimbursing attendees or their guests for transportation, parking and lodging expenses in connection with the entertainment;
•Engaging in entertainment that may be so frequent or extravagant that it raises a question of propriety; and
•Reimbursing attendees for office parties or for personal celebrations.

Supervising Principal Responsibilities
a.Ensuring that the entertainment log has been completed with all information;

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
b.Ensuring that the frequency of entertainment to a member firm or a registered representative is not excessive;
c.Reviewing appropriateness of any large expenses;
d.Ensuring entertainment is not based on achieving a sales target;
e.Ensuring that the dollar amount of the expense is commensurate with the number of attendees;
f.Ensuring that the hosting representative was present;
g.Ensuring that Representatives have receipts for all entertainment events;
h.Documenting review at least monthly by initialing and dating the entertainment log (if no entertainment during the month, please indicate “None”);
i.Documenting any violations and escalating to Vigilant Distributors Compliance Department; and
j.Providing the entertainment log with evidence of review and approval by the Supervising Principal to the Firm’s Compliance Department quarterly or more frequently if requested.

3.Training and Educational Seminars. Any proposed training or education seminar hosted by a Fund’s sponsor or third-party marketer must be pre-approved by Vigilant Distributors Compliance Department. The Training and Educational Seminar Pre- Approval Form is available through Vigilant Distributors Compliance Department. The training and educational seminar cannot be preconditioned on the achievement of a sales target or any other incentives, the location must be appropriate to the purpose of the meeting, the payment or reimbursement must not be applied to the expenses of guests and the sponsor may not pay for golf outings, tours or other forms of entertainment while at a meeting for the purpose of training or education.

Representative Responsibilities
a.Reporting to the Supervising Principal the following information on all training and educational seminars attended and given:

(i)Completed Vigilant Distributors Training and Educational Seminar Pre-Approval Form;
(ii)Confirmation that attendance at the training and education event is not preconditioned on achievement of a sales target;
(iii)Confirmation that the location of the event is appropriate to the purpose of the meeting which shall mean an office of the offeror or the member, or a facility located in the vicinity of such office, or a regional location with respect to regional meetings;
(iv)Value of the event;
(v)Back up documentation, including but not limited to agenda; invoices/receipts, list of Vigilant Distributors Representatives attending event, list of attending registered representatives and their employer, approval records from attendees employer;
(vi)Confirmation that the payment or reimbursement is not applied to the expenses of guests of the associated person; and
(vii)Confirmation that no payments were made for entertainment (other than meals as part of agenda).

For Representatives whose Supervising Principal is the President of the Firm, the President must document review and approval.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Supervising Principal Responsibilities
a.Ensuring that the Training and Educational Seminar Pre-Approval Form has been completed with all information and backup documentation;
b.Obtaining backup documentation: Agenda; invoices/receipts, list of Vigilant Distributors Representatives attending event, list of attending registered representatives and their employer, approval records from attendees employer;
c.Confirming location of the event is appropriate to the purpose of the meeting which shall mean an office of the offeror or the member, or a facility located in the vicinity of such office, or a regional location with respect to regional meetings;
d.Ensuring that attendance at the training and education event is not preconditioned on achievement of a sales target;
e.Confirming the value of the event;
f.Ensuring that the payment or reimbursement is not applied to the expenses of guests of attending representatives;
g.Ensuring that there are no payments for entertainment (other than meals as part of agenda);
h.Documenting review by signing and dating the Training and Educational Seminar Pre-Approval Form in advance of any seminar;
i.Obtaining Vigilant Distributors pre-approval on the Training and Educational Seminar Pre-
Approval Form; and
j.Maintaining the completed Training and Educational Seminar Pre-Approval Form.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Gift Log •Entertainment Log •Training and Educational Seminar Pre-Approval Form •Sales Contest Pre-Approval Form •Annual Compliance Meeting Material
Frequency
•Gifts: documenting review by initialing and dating the gift log for each gift given or received to ensure that the
$100 limit is not exceeded; at a minimum, monthly by Supervising Principal and submitted quarterly to Vigilant Distributors
•Entertainment: monthly by Supervising Principal and submitted quarterly to Vigilant Distributors
•Sales Contest: in advance of any contest
•Training and Educational Seminars: in advance of any seminar

Action
•Supervising Principal
•See supervising principal actions enumerated above.
•Vigilant Distributors CCO or Designee
•Conduct office inspection.
•Review of completion of Representative Questionnaire.
•Conduct annual compliance meeting.
•Review sales contests or incentives prior to implementation.
•Review Training and Educational Seminar Pre- Approval Form.

Record
•Periodic Representative Questionnaire
•Office Inspection Report
•Gift Log
•Entertainment Log
•Training and Educational Seminar Pre-Approval Form
•Sales Contest Pre-Approval Form
•Annual Compliance Meeting Material

G.Complaints Firm Policy

When a complaint is received with regard any Representative or Vigilant Distributors, whether in writing or orally, Vigilant Distributors must take prompt action regarding the handling, resolution and reporting, if applicable, of the matter. All complaints should be reported immediately, as described below.

Verbal and written complaints received with regard to a Representative’s activities should be documented and forwarded immediately to the Supervising Principal. The

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Supervising Principal should immediately forward any verbal and written complaints to the Vigilant Distributors CCO for review.

Representatives shall at no time be allowed to independently settle any complaint. Representatives may not make or attempt to make any restitution in any form to any person or entity in order to satisfy a complaint. Representatives must be available for any interview to gain his or her understanding of the situation. Failure to comply with this policy could result in disciplinary action including termination.

Registered Representative Responsibilities

•Reporting verbal and written complaints received with regard to a Representative’s activities immediately to the Supervising Principal; and
•Documenting verbal and written complaints received.

Supervisory Policies and Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Copies of written complaints, memos of oral complaints, and copies of any reports relating thereto, including any written response or summary of resolution
Frequency	•As necessary

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Action
•Supervising Principal
•Responsible for escalating any complaint immediately to Vigilant Distributors Chief Compliance Officer.
•Maintain copies of any complaints in a file.
•Vigilant Distributors CCO or designee
•Review each complaint and conduct an investigation, if necessary.
•Determine what record keeping and reporting obligations are triggered by the matter (Form U4 disclosure or Rule 4530 reporting, if applicable).
•Ensure that Representatives are reminded of his or her obligation to forward complaints to Supervising Principal.
•Review Complaint File during office inspection.
•Maintain a complaint file at the main office with all relevant documents.
•Conduct annual compliance meeting.

Record	•Complaint File •Form U4 disclosure •Rule 4530 filings •Office Inspection Report •Annual Compliance Meeting Material

H.Misdirected Mail Firm Policy

Vigilant Distributors does not accept money for investments. Vigilant Distributors is not a clearing firm, transfer agent or custodian and does not record, open, maintain or monitor customer accounts. Investors are instructed by a product sponsor to send checks and wires directly to the transfer agent or the financial institution specified in the offering documents. If an investor misdirects a check, application or account correspondence information to the Firm, although infrequent, it will be redirected to the appropriate transfer agent or financial institution. If the intended recipient is not able to be determined, the mail should be returned to sender. Under no circumstances may a misdirected check and/or application be maintained overnight. Representatives cannot request investment checks be sent to them.

Registered Representative Responsibility
•Forwarding a misdirected check and/or application to your Supervising Principal the same day received.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Misdirected Check Log

Frequency	•As necessary
Action
•Supervising Principal
•Responsible for forwarding any misdirected check and/or application to the transfer agent or financial institution via overnight mail.
•The misdirected check and/or application must be documented on the Misdirected Check Log.
•Vigilant Distributors CCO or designee
•Conduct office inspection.

Record	•Misdirected Check Log •Office Inspection Report

IX.COMMUNICATIONS

A.General Information

In connection with Representative marketing activities of approved securities, antifraud provisions of state and federal securities laws prohibit, among other items:

a.Making untrue statements of a material fact;
b.Omitting a material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading;
c.Employing any device, scheme or artifice to defraud; and
d.Engaging in any transaction, practice or course of business which operates or would operate as a fraud on the purchaser.

Material facts generally refer to information that would be important to a reasonable person in making an investment decision.

All communications must conform to the following standards:

a.communications shall be accurate and based on principals of fair dealing and good faith.
b.communications may not make false, exaggerated, unwarranted or misleading statements or claims;
c.communications must be fair and balanced and provide a sound basis for evaluating the facts in regard to any particular security or type of security or industry or service.
d.communications cannot omit any material fact or qualification if the omission in light of the context of the material presented would cause the information to be misleading.
e.information may be placed in a legend or footnote only in the event that such placement does not inhibit understanding of the communication. Permitted footnote language must be presented in a legible text size.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
f.predictions and projections of performance or promises of specific results are not permitted. Also not permitted are statements implying that past performance will be repeated and other unwarranted or exaggerated claims and forecasts. This prohibition excludes demonstrations of mathematical principals, provided they do not project performance of an investment or investment strategy.
g.materials must be prepared with good judgment and may not contain unprofessional references, particularly with regard to competitive concerns.
h.communication may not contain opinions or illustrations for which there is no reasonable basis for inclusion.

B.Retail and Institutional
Communication Firm Policy
Where Vigilant Distributors acts as distributor or maintains Representatives’ licenses, the Firm reviews and provides prior approval for retail and institutional materials developed by sponsors and issuers for the purpose of marketing their products, unless express authorization is provided by Vigilant Distributors. For a registered fund, if Vigilant Distributors is not the distributor, the Firm will rely on copies of all FINRA letters, if applicable, as well as evidence of principal approval from a fund’s distributor if our representative is marketing that fund. Vigilant Distributors shall review and approve all marketing material for private placements, commodity pools or grantor trusts prior to use, whether or not the Firm is the placement or marketing agent.

When Vigilant Distributors serves as the distributor, or Representatives market a private placement or a fund that has no distributor, the Firm requires pre-approval of all retail and institutional communication, which may include fund websites and material posted to the fund website, including hyperlinks. Additionally, any electronic communication sent by a Representative to an entity defined as an ‘institutional investor’ that contains an attachment, that attachment must be pre-approved by Vigilant Distributors.

Vigilant Distributors requires an advertising principal to review, approve prior to use, and potentially file with FINRA any sales, marketing or advertising materials.

As defined by FINRA, there are three categories of communication:
1.Institutional Communication:2 written (including electronic) communication distributed or made available only to institutional investors but does not include a firm’s internal communications. Institutional communications are exempt from FINRA filing, but subject to review and pre-approval by the designated Vigilant Distributors advertising review principal.
Representatives may not treat communication as having been distributed to an institutional investor if the member has reason to believe that the communication or any excerpt thereof will be forwarded or made available to any retail investor.
All Institutional Communications must prominently display the following legend:
2 2 Generally includes a communication to registered investment companies, insurance companies, banks, registered broker-dealers, registered investment advisers, certain retirement plans, governmental entities, and/or individual investors and other entities with at least $50 million in assets.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
For Institutional Use Only - Not for Public Distribution

All materials intended for use with institutions must contain the legend that the communication is for institutional investor use only and is not intended for public distribution. To the extent the Firm or a Representative becomes aware that a recipient/institutional investor is forwarding or making available institutional communications to retail investors, the Firm must treat future communications to such institutional investors as retail communications until it reasonably concludes that the improper practice has ceased.
If the Representative has reason to believe any electronic or written communication may be forwarded or made available to any person other than an institutional investor such material will be pulled from circulation, will be reviewed under the content standards applicable to retail communications and may be subject to filing with FINRA Advertising Regulation Department.

2.Retail Communication: written (including electronic) communication that is distributed or made available to more than 25 retail investors within any 30 calendar- day period. Retail investor includes any person other than an institutional investor. Retail communications are subject to review and pre-approval by Vigilant Distributors as well as FINRA filing.

3.Internal Communications: FINRA has excluded from the definition of institutional communication a firm’s internal communication. Supervision of internal communication includes supervision of all ‘internal communication’ that train and/or educate a Vigilant Distributors Representative about a fund or product. Please see Section IX (D) for the policies and procedures for internal communications.

Additionally, public appearances include participation in a seminar, radio, television interview, or other public appearance or public speaking activity. Many of the same general standards applicable to institutional or retail communication apply. All scripts, slides, handouts or other written (including electronic) materials used in connection with a public appearance must be submitted to an advertising principal at the Firm or a fund’s distributor (if different than the Firm) for pre-approval.

Registered Representatives Responsibilities
•Submitting all retail and institutional communication for registered and unregistered products distributed by Vigilant Distributors to a Vigilant Distributors advertising principal for review and pre- approval; and
•Utilizing the most current version of the communication, pre-approved materials and current offering documents.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal or designated supervisor •Vigilant Distributors Advertising Review Principal •Vigilant Distributors CCO or designee
Resources	•Marketing material files •Annual Compliance Meeting Material

Frequency	•As necessary
Action
•Supervising Principal or designated supervisor
•Ensure that Representatives use current sales material that has been reviewed and approved.
•Ensure institutional communication is labeled ‘For use with Institutions only - not for public distribution’ and is not utilized with the retail public.
•Vigilant Distributors Advertising Review Principal
•Pre-approve marketing materials and file with FINRA as needed.
•Obtain evidence of third-party distributor’s pre- approval of marketing materials, as applicable.
•Vigilant Distributors CCO or designee
•Conduct annual compliance meeting.

Record	•Marketing material files •Annual Compliance Meeting Material

C.Correspondence Firm Policy
Representatives may send correspondence to 25 or fewer recipients within a 30 calendar day period without principal pre-approval. Such correspondence is subject to retention requirements as well as post-use review and supervision. All electronic or written correspondence if distributed to more than 25 recipients within any 30-calendar day period requires pre-approval by the advertising review principal and will be considered either a retail or institutional communication under Section IX(B).
Electronic Correspondence
These policies and procedures relate to all incoming and outgoing electronic correspondence by Representatives relating to the Firm’s securities business (referred to herein as “electronic correspondence” or “e-mail”). Electronic correspondence also includes, but is not limited to, all internal communications relating to each Firm’s business as a broker-dealer, internal e-mails received or sent by a Representative, Vigilant Distributors Compliance Department memoranda, announcements, and questions and responses related to compliance and marketing matters.

Each Representative will certify to Vigilant Distributors that he/she is aware of, and in compliance with, Vigilant Distributors policies and procedures regarding the review and retention of electronic correspondence.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
In addition to the standards set forth in Section IX, Representatives must adhere to the following standards, including but not limited to:
•Any e-mail communication that quotes performance must include a pre-approved current fund fact sheet that includes standardized performance, as applicable; and
•E-mails that promote/solicit a product must include a hyperlink to the product offering documents.

Retention of Electronic Correspondence
Each Representative shall send and receive business-related electronic correspondence only through his or her employer’s e-mail system.

A Representative’s e-mail must be conducted and retained on his or her employer’s e- mail retention system (also referred to as the “Client E-Mail Retention System”).
Electronic correspondence must also be retained on Vigilant Distributors E-mail Retention System. Electronic correspondence must be “journaled” real-time (i.e., automatically copied) from the employer’s e-mail server to Vigilant Distributors E-Mail Retention System. In this manner, electronic correspondence will be archived to Vigilant Distributors E-Mail Retention System. The Supervising Principal must report to Vigilant Distributors Compliance Department if e-mail servers are changed or upgraded which may cause journaling disruption.
Vigilant Distributors shall not provide Representative services to any Client until Vigilant Distributors is satisfied that
(1) the Client’s E-mail Retention System is compliant with SEC Rule 17a-4 and (2) all Representative e-mails will be journaled to Vigilant Distributors E-mail Retention System. Any exceptions to this policy will be approved in writing by Vigilant Distributors.

Manner of Review by Supervising Principal
The Supervising Principal is responsible for the review and supervision of the electronic correspondence of his or her Representatives as described herein.

Routine review of electronic correspondence shall include possible areas of non- compliance including, but not limited to:

•Making unwarranted, unbalanced, promissory claims about securities and/or securities products;
•The use of confidential, proprietary, and/or inside information;
•Anti-money laundering issues;
•Attempting to award or influence business with entertainment and/or gifts;
•OBAs or private securities transactions;
•Use of non-approved or non-compliant communications related to investments;
•Predictions or projections of investment performance or strategies;
•Profanity or other unprofessional language;

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
•Unreported compliance, legal or regulatory matters; and
•Complaints3.

Merely opening the e-mail will not be deemed a sufficient review. The Supervising Principal is responsible for identifying any significant regulatory issues during the course of the review and forwarding such concerns to Vigilant Distributors Compliance Department.
Supervising Principals are strongly encouraged to consider targeted reviews of Representatives’ e-mails under appropriate circumstances, for example when concerns are raised in connection with potential violations of these policies and procedures and applicable securities laws, FINRA or SEC examination findings, internal inspections, terminations for cause, internal disciplinary matters, complaints or regulatory inquiries.

Manner of Review by Firm
Vigilant Distributors will test that email is journaling to its email retention vendor. Vigilant Distributors will conduct periodic surveillance review of Representative electronic correspondence which shall include possible areas of non-compliance, in addition to any gaps in email journaling.
Any issues noted will be reported to the Supervising Principal as necessary.

Delegated Review by Supervising Principal
The Supervising Principal may delegate the review of electronic correspondence to an appropriate reviewer who need not be a registered person (hereinafter referred to as the
“Reviewer”). Designated Reviewers should have sufficient knowledge, experience and training to adequately perform the review. The Supervising Principal shall remain ultimately responsible for the completion of all necessary supervisory reviews, irrespective of whether he or she delegates functions related to the review. The Supervising Principal must notify the Firm, in writing, in advance of appointing or training a designee for the purpose of e-mail review. A Reviewer cannot review his or her own e-mail. In the event that the Reviewer is the Supervising Principal or another registered person, the review of their electronic correspondence must be tasked to another individual. Any questions regarding these policies and procedures should be referred to Vigilant Distributors Compliance Department.

The Supervising Principals are expected to oversee, supervise, and monitor the delegated Reviewer’s review of Representative e-mail, and accordingly, must take reasonable and appropriate action to ensure delegated functions are properly executed and should evidence performance of his or her procedures sufficiently to demonstrate overall supervisory control.

Review Procedures
3 Since Vigilant Distributors does not open or maintain customer accounts and does not accept shareholder monies for investment, it is unlikely that Vigilant Distributors would receive investor complaints. However, any complaint regarding a Representative shall be escalated immediately to the attention of Vigilant Distributors CCO, to determine whether further action should be taken, including whether such incident is a reportable event to FINRA.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The Firm employs risk-based principles with regard to correspondence. The Firm does not have customers, does not carry investor accounts, does not accept any investor monies for investment, does not engage in (i) introducing or clearing activities, (ii) the solicitation of equity trades, (iii) research or market-making, (iv) investment advisory activities or (v) investment banking relating to the offering of public company interests. Given the limited nature of the Firm’s activities, the review of correspondence as described below is appropriate for the Firm’s business model.

The Reviewer must document his or her review of e-mails on the Client’s E-mail Retention System or by other appropriate means. The documentation must identify what communication was reviewed, the identity of the reviewer, the date of review and the actions taken as a result of any significant regulatory issues identified during the review.

The Reviewer is responsible for reviewing e-mails, using techniques such as a random review or using a lexicon word search (as described below) or both. All searches must be conducted at least monthly and, upon request, reports must be generated to document the number of e-mails reviewed and for which representative.

Reviews are required to total at least one percent (1%) of each Representative’s e-mail each month. The Firm believes that one percent (1%) is reasonable given the Firm’s size, nature of business, limited scope of Representative activities, individual Representative circumstances, and the volume of communications.4
Reviews may be based on random sampling or by a lexicon-based review or a combination. If a Reviewer conducts a lexicon-based review, the lexicon word list must be provided to Vigilant Distributors Compliance Department. If such a lexicon search results in a total number of e-mails less than one percent (1%) of each Representative’s e-mails for the month, the client will be required to review additional e-mail such that the total equals or exceeds one percent (1%).

If the Reviewer elects to rely on lexicon-based reviews, the Reviewer:

1.Confirms that all Representative e-mail is captured by the lexicon review.

2.Confirms with its e-mail retention vendor whether the system supports such a search method and that the search includes e-mail attachments (zip, .pdf, .wav, .gif, .tif, etc.).

3.Periodically checks the effectiveness of the search capability within the system.

4.Implements reasonable security measures to maintain the confidentiality of the lexicon list; restrict access to the lexicon words or phrases.

In the course of conducting his or her e-mail review, the Supervising Principal is responsible for identifying any gaps in the e-mail review system and documenting any additional reviews that will be conducted when these kinds of issues are identified. For example, tests can be performed to ensure that:

4 Electronic correspondence of all Vigilant Distributors registered back office employees is retained and review is subject to Vigilant Distributors corporate policy.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
1.All Representative e-mail is captured by the e-mail retention system.

2.All methods of electronic correspondence must be captured in the client’s e-mail server and e-mail retention system (for example, e-mail, blackberry, iPhone, Bloomberg, instant messages, e-faxes, etc.). If electronic correspondence cannot be captured, then it cannot be sent or received via that method.

3.There are no gaps in e-mails, which could reflect a technical issue with the retention vendor wherein e-mails are no longer retained or not visible for review for some other technical reason.

4.E-mail volume for any Representative does not radically decline, which may reflect the use of electronic media that is not going through the workplace server (e.g., use of home computers or hand-held devices that are not hooked into the workplace e- mail server).

5.E-mail retention, as well as journaling to Vigilant Distributors e-mail retention vendor, continues after software or server upgrades, domain name changes, or other enhancements that could affect e-mail retention and journaling.

If Representatives send or receive encrypted electronic correspondence, Vigilant Distributors and the Reviewer must be able to monitor and supervise that correspondence by having access to the appropriate passwords.

The Firm and its Reviewer must be able to review electronic correspondence in all languages in which Representatives conduct business with the public. Therefore, if the Reviewer is not fluent in the language used in an email, the Firm requires proper independent interpretation and review (i.e., not by the author/recipient of the correspondence).

General Prohibitions
Vigilant Distributors prohibits the following forms of electronic correspondence by its Representatives:

1.Sending or receiving business-related electronic correspondence by any means, including but not limited to, Blackberry, iPhone, iPad or other similar device that relays webmail messages, instant messages, text messages, device-to-device messages unless such communications can be saved and retained by (a) the Client’s E-mail Retention System; and (b) journaled to Vigilant Distributors E-mail Retention System.

2.Individual website or social networking for the purpose of marketing investments or otherwise sending or receiving business electronic correspondence.

3.Using outside e-mail accounts (e.g., “hotmail” “yahoo” or “gmail”) not captured by the Client’s E-mail Retention System for business purposes.

4.Using Bloomberg Mail (including Instant Bloomberg, Bloomberg E-mail and Bloomberg Blog) or Reuters for business-related electronic correspondence unless

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
this electronic correspondence can be retained by (and reviewed on) the Client’s E- mail Retention System and journaled to Vigilant Distributors.

5.Using message boards or chat rooms for business correspondence.

6.Using e-faxes unless such business-related electronic correspondence can be saved and retained by (a) the Client’s E-mail Retention System and (b) Vigilant Distributors E-mail Retention System.

In emergency situations affecting the Firm’s office locations and/or computer systems, outside e-mail accounts, text messaging or instant messaging may be used to communicate on a limited basis with the Firm’s associates, its parent company, or clients of the Firm. This exception will be granted only during a significant business disruption, as defined in the Firm’s Business Continuity Plan, or during a significant business disruption at any Firm Client (with notification to Vigilant Distributors) and only until the Firm’s offices and/or computer network is once again operational.
Registered Representative Responsibilities
•Abiding by Firm policy with regard to electronic correspondence.

Supervisory Procedures

Responsibility	•Supervising Principal or his or her delegated reviewer •Vigilant Distributors CCO or designee
Resources	•Client E-mail retention system •Vigilant Distributors E-mail retention system
Frequency	•Monthly by Supervising Principal •Periodic Surveillance by Vigilant Distributors
Action
•Supervising Principal or his or her delegated reviewer
•Routine review of Representative correspondence shall include possible areas of non-compliance.
•Report issues to Vigilant Distributors Compliance Department as necessary, including any changes or upgrades to e- mail server.
•Vigilant Distributors CCO or designee
•Surveillance review of Representative correspondence shall include possible areas of non- compliance.
•Report issues to Supervising Principal as necessary.

Record	•Client E-mail retention system •Vigilant Distributors E-mail retention system

Written Correspondence (Incoming and Outgoing)
Most, if not all, correspondence by Representatives is electronic and it is unlikely that Representatives would receive or send incoming written correspondence. In the event there is incoming or outgoing written correspondence to or from the Representative, the

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Reviewer shall obtain and review copies of such written correspondence on a periodic basis. For those locations that do not have a Supervising Principal on-site, Representatives at such locations shall forward copies of their written correspondence to the Supervising Principal (or his or her designee) no less frequently than quarterly.
Training and Education
Because the Firm does not require that all correspondence, including internal communication, be reviewed before use or distribution, the Firm provides for:
•the education and training of Representatives regarding the Firm's procedures governing correspondence and internal communication during the annual compliance meeting;
•the documentation of such education and training; and
•surveillance and follow-up to ensure that such procedures are implemented and followed during an office inspection and periodic questionnaires.

D.Internal Communication Firm Policy
FINRA has excluded from the definition of institutional communication a firm’s internal communication. Supervision of all internal communication that trains and/or educates a Vigilant Distributors Representative about a fund or product must be submitted to a Supervising Principal. The Supervising Principal will approve, initial and date each communication within 30 days of use and maintain a record of such approval.

Examples of material that may be considered internal communication:

•Presentations to educate new Representatives on funds offered by the Adviser;
•Intranet websites that post training materials or explanatory information about a fund; and
•Any training or educational material that remains an internal document and not for external use.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Annual Compliance Meeting Material •Internal communications file
Frequency	•Reviewed and approved within 30 days of use.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Action
•Supervising Principal
•Ensure review and provide approval of internal communications within 30 days of use, date and initial, that have not been reviewed by Vigilant Distributors Compliance Department.
•Ensure internal use materials contain “For Internal Use Only- Not For Public Distribution”.
•Vigilant Distributors CCO or designee
•Conduct office inspection.
•Conduct annual compliance meeting.

Record	•Office Inspection Report •Annual Compliance Meeting Material

E.Social

Networking
Firm Policy
Social networking websites such as Facebook, LinkedIn, Twitter, and YouTube present opportunities for individuals to communicate online through a variety of real-time devices such as static or streaming content, e-mail, blogs, e-bulletin boards, applications, file sharing, and chat rooms. Business related information posted on a social networking site may be subject to FINRA and other regulatory communication rules. For this reason, Representatives use of social networking sites for business purposes is approved for use in only limited circumstances. This policy does not pertain to an individual’s personal use of social networking sites. Use by a Representative of any social media other than LinkedIn as discussed below must be approved in advance by Vigilant Distributors Compliance Department.

LinkedIn
LinkedIn is a limited permission of social networking for the purpose of professional networking. Elements permitted within static LinkedIn profiles include information identified on a pre-approved business card and or other resume-type information related to the individual’s background.
Representatives must notify Vigilant Distributors Compliance Department and the Supervising Principal of the LinkedIn profile upon initial registration or creation of a LinkedIn account. The Social Networking Certification Form is available through Vigilant Distributors Compliance Department. Supervising Principals must retain a record of LinkedIn profiles for each Representative. This record is subject to review during an office inspection. In addition, Representatives and Supervising Principals may be periodically asked to certify his or her business use of LinkedIn. When connecting with others through LinkedIn, Representatives can communicate using only the basic template message, “I'd like to add you to my professional network on LinkedIn.” All other correspondence with a connection from LinkedIn must occur verbally or from the e-mail account monitored by Vigilant Distributors. No correspondence can be sent through LinkedIn InMail because Vigilant Distributors has no ability to retain or review InMail.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

The Supervising Principal is responsible for periodic monitoring of a Representative’s LinkedIn profile to confirm compliance with the Firm’s policy and documenting such review.

Prohibited LinkedIn communications include, but are not limited to:
•Recommendations or endorsements in any form pertaining to any securities related product or service or securities professionals;
•Advertising, soliciting business, offering or promoting any securities related business;
•Names or descriptions of investment products;
•Polling in any form;
•Direct or instant messages;
•Chat room conversations;
•Blogs and bulletin board postings (e.g., comment, reply, Q&A, status updated, etc.);
•Connection e-mail known as InMail;
•File sharing and related applications for meetings and training; and
•Twitter feed and other applications designed to communicate or sync with other social networks from LinkedIn.

Registered Representatives Responsibilities
•Notifying Vigilant Distributors Compliance Department and Supervising Principal of LinkedIn Profiles via the Social Networking Certification Form; and
•Using LinkedIn in limited manner as described above.

Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Internet •Social Networking Certification Form

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Frequency	•As necessary
Action
•Supervising Principal
•Periodically monitor social networking websites.
•Ensure LinkedIn Profiles are compliant.
•Ensure completion of the Social Networking Certification Form.
•Vigilant Distributors CCO or designee
•Conduct office inspection.
•Conduct annual compliance meeting.
•Review completion of Representative Questionnaire

Record	•Periodic Representative Questionnaire •Social Networking Certification Form •Office Inspection Report •Annual Compliance Meeting Material

F.Business

Cards/Stationery
Firm Policy
Stationery, including business cards, note paper, and letterhead must be approved by the Supervising Principal and be prepared in accordance with the format prescribed by Vigilant Distributors Compliance Department. Stationery may also include electronic signatures. All stationery used in conjunction with securities must accurately reflect the business and services offered by the Representative in connection with his or her employer. Under no circumstance can stationery mislead the public by purporting that the Representative or firm named on the business card conducts activities in which he or she is not permitted or registered to conduct. Stationery used in conjunction with securities business, including business cards and note paper, may identify the following:
•Employer name;
•Corporate logo;
•FINRA registered branch location;
•Office telephone number;
•Individual’s name and title; and
•For Representatives who conduct securities marketing activities, a clear statement on the back of the card and/or to e-mail signatures, “[Representative] is registered with [Vigilant Distributors affiliated broker-dealer] which is not affiliated with [Employer] or its affiliates.” This statement is optional for those Representatives solely conducting compliance activities.

Registered Representatives Responsibilities
•Submitting any business cards, stationery, notepaper and letterhead to the Supervising Principal for review and approval.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Supervisory Procedures

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Business Cards and Stationery
Frequency	•As necessary (Initial Review and Spot Check) •Annually (Office Inspection)
Action

•Vigilant Distributors CCO or designee Conduct office inspection.
•Supervising Principal
•Monitor and periodically spot check.
•Evidence review of all stationery and business cards to ensure that unauthorized cards are not being used and maintain samples of cards to evidence such review.

Record	•File of samples of business cards and stationery •Office Inspection Report

G.Titles/Designations Firm Policy

A Representative may use a title on a business card that identifies the Representative’s position with his or her employer which must be submitted to a Supervising Principal for review and approval. Titles such as Financial Planner, Investment Adviser, Financial Consultant, or other such titles that may imply a fiduciary responsibility, are not permitted to be used by a Representative on his or her business card, stationery, note pads or within correspondence.

Representatives may display degrees and designations on his or her business cards if they are bona fide degrees and designations earned or received. Representatives may not imply, directly or indirectly, that he or she holds self-conferred degrees or designations or state that designations are held if in fact, designations are not active or current.
Representatives may not utilize a designation to be used in conjunction with business communication, including a business card, if a state where business is conducted restricts the use of the designation. With reference to the Firm, Representatives should refer to themselves as Registered Representative.

Registered Representative Responsibilities
•Submitting title or designation to the Supervising Principal for review and approval.

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Resources	•Business Cards
Frequency	•As necessary (Initial Review and Spot Check) •Annually (Office Inspection)
Action
•Supervising Principal
•Review business cards to verify that any title used is in compliance with the policy.
•Initial and date when business card reviewed and maintain file.
•If the materials do not comply, the Supervising Principal must immediately notify the Representative to discontinue using the materials.
•Vigilant Distributors CCO or designee
•Review business cards to verify compliance with the policy.
•Conduct office inspection.

Record	•File of samples of business cards •Office Inspection Report

X.SALES PRACTICE & GENERAL CONDUCT
The Designated Principals shall ensure that in the conduct of its business Vigilant Distributors and its Registered Representatives shall observe high standards of commercial honor and just and equitable principles of the securities business. The following practices must be strictly adhered to:
•All Registered Representatives should be familiar with the offering document, prospectus, statement of additional information and any other relevant documents (annual reports, etc.) for all applicable investment products;
•Vigilant Distributors shall keep current this set of WSPs and its system for applying such procedures. The procedures shall be designed to prevent and detect any violations of federal or state securities laws, regulations or orders, there under. A complete set of these procedures shall be kept and maintained at Vigilant Distributors's OSJ and any other Branch offices that may be established;
•Although Vigilant Distributors does not hold customer accounts, it is considered a violation of FINRA Rules of Conduct and company policy to misuse securities confirmations and/or customer statements. If Vigilant Distributors held customer accounts, Vigilant Distributors would ensure that access to such materials is strictly monitored so as to prevent such abuses. Registered Representatives shall not prepare their own customer confirmation or statements.

Prospectus Delivery:
Vigilant Distributors Investment Marketing, LLC, (“Vigilant Distributors” or the “Distributor”) acts as a principal underwriter and distributor to open-end mutual funds and closed-end interval funds (collectively referred to herein as “Funds”), as well as exchange-traded products (“ETPs”). Vigilant Distributors addresses prospectus delivery in varying ways, depending on the terms of the applicable service agreement

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
and product type. The Distributor does not sell Funds or ETPs directly to investors nor does it open or maintain shareholder accounts.

Fund Distribution:
Vigilant Distributors acts in a wholesaling capacity with regard to the Funds for which it acts as principal underwriter and distributor. Its registered personnel establish relationships with other financial intermediaries, including registered broker-dealers and investment advisers. Vigilant Distributors enters into selling/intermediary agreements with the broker-dealer firms that execute Fund orders for their clients and with broker-dealer firms through whom investment advisers facilitate Fund orders on behalf of their clients. As stated above, Vigilant Distributors does not sell Fund shares directly to investors. While Vigilant Distributors is not required to deliver a prospectus to a shareholder with whom it does not have a customer relationship, the selling/intermediary agreement between Vigilant Distributors and the intermediary/broker-dealer provides, in most cases, that the intermediary and/or selling broker-dealer will deliver a prospectus to its customers to whom it sells shares of a Fund.

ETP Distribution:
Where Vigilant Distributors acts as the principal underwriter and distributor, or marketing agent, of the creations units of an ETP it facilitates orders with respect to the creation and redemption of ETP creation units by authorized participants (“APs”). The Distributor does not distribute Shares in less than creation units and it does not maintain a secondary market in ETP Shares. Each AP is a registered broker-dealer or other participant in the clearing process through the Continuous Net Settlement System of the National Securities Clearing Corporation, or a Depository Trust Company participant, that exchanges a basket of securities or other collateral for a number of shares of the ETP that make up a creation unit. The AP may utilize the newly created shares in a variety of ways, including holding shares in its own inventory account(s), re-selling the shares to its own customers, or selling the shares on the secondary market. Vigilant Distributors does not sell ETP shares directly to any retail investors, who typically obtain a prospectus from the broker-dealer through whom they acquire the ETP shares (i.e., the selling broker-dealer firm delivers a prospectus to the investor). In most cases, Vigilant Distributors delivers a copy of the ETP’s prospectus to the AP firm pursuant to the terms of the AP agreement it enters into with the AP in connection with such creation and redemption order activity.

Know Your Customer
*Vigilant Distributors, LLC (‘Vigilant Distributors’) does not hold customer accounts, but if it holds such accounts in the future, the following rules will be utilized in its business operations where applicable.

1.Rule 2090 – ‘Know Your Customer’ – This rule requires firms to use ‘reasonable diligence’ in regard to the opening and maintenance of every account and to know the ‘essential facts’ concerning every customer. ‘Essential facts’ are those ‘required to a. effectively service the customer’s account, b. act in accordance with any special handling instructions for the account , c. understand the authority of each person acting on behalf of the customer, and d. comply with applicable laws, regulations and

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
rules.’ The obligation arises at the beginning of the customer relationship and does not depend on whether the broker has made a recommendation.

a.Definition of ‘customer’ – The term ‘customer’ per FINRA Regulatory Notice 12- 55 includes ‘a person who is not a broker or dealer who opens a brokerage account at a broker-dealer or purchases a security for which the broker-dealer receives or will receive, directly or indirectly, compensation even though the security is held at an issuer, the issuer’s affiliate or a custodial agent, or using another similar arrangement.’

2.Rule 2111 – ‘Suitability’ – This rule requires that a firm or associated person ‘have a reasonable basis to believe that a recommended transaction or investment strategy involving a security or securities is suitable for the customer, based on the information obtained through the reasonable diligence of the member or associated person to ascertain the customer’s investment profile.’ The rule further explains that a ‘customer’s investment profile includes, but is not limited to, the customer’s age, other investments, investment time horizon, liquidity needs, risk tolerance and any other information the customer may disclose to the member or associated person in connection with such recommendation.’

a.Recommendations – Several guiding principals are relevant to determining whether a particular communication could be viewed as a recommendation for purposes of the suitability rule. The context, content and manner of presentation should be used to determine if a communication is viewed as a suggestion that the customer should take action or refrain from taking action regarding an investment strategy or security. The more the communication is specifically tailored to a customer, the more likely that it will be viewed as a recommendation. Also, a series of communications or actions that may not constitute recommendations individually may amount to a recommendation when viewed in aggregate. This includes both in-person and electronic or written communications.

(i)‘Potential Investor’ – The rule applies when a broker-dealer or registered representative makes a recommendation to a ‘potential investor’ who then becomes a customer, i.e. if the individual executes the transaction. It would not apply if the ‘potential investor’ does not act on the recommendation.

b.Strategies – This part of the rule is triggered when a firm or associated person recommends a security or strategy regardless of whether the recommendation results in a transaction. The rule recognizes that customers may rely on firms’ and associated persons’ investment expertise and knowledge; therefore, it is appropriate to hold firms and associated persons responsible for the recommendations that they make to customers, regardless of whether those recommendations result in transactions or generate transaction-based compensation. Certain categories of educational material are exempted, as long as such material does not include a recommendation of a particular security. Please refer to FINRA Regulatory Notice 12-55 for examples of what would or would not constitute an ‘investment strategy.’

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

c.Customer’s Investment Profile – The rule provides a list of explicit types of information that firms and associated persons must attempt to gather and analyze as part of a suitable analysis, including age, investment experience, time horizon, liquidity needs, risk tolerance, other holdings, financial situation, tax status and investment objectives. The rule provides flexibility recognizing that not every factor will be relevant to every recommendation.
d.Main Suitability Obligations:
(i)Reasonable-basis suitability requires a broker to have a reasonable basis to believe that the recommendation is suitable for at least some investors
(ii)Customer-specific suitability requires that a broker have a reasonable basis to believe that the recommendation is suitable for a particular customer based on that customer’s investment profile
(iii)Quantitative suitability requires that a broker who has actual or de facto control over a customer account to have a reasonable basis for believing that a series of recommended transactions are not excessive and unsuitable for the customer when taken together in light of the customer’s investment profile

e.Institutional-Investor Exemption – Rule 2111 provides an exemption to customer- specific suitability for recommendations to institutional accounts under certain circumstances. The exemption’s primary focus is whether the broker has a reasonable basis to believe the customer is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, and whether the institutional customer affirmatively acknowledges that it is exercising independent judgment. Even when institutional accounts are involved, it is crucial that brokers understand the securities they recommend and that those securities are appropriate for at least some investors. It is also important that a firm not recommend an unsuitable number of transactions in those circumstances where it has control over the account.

f.Institutional Sales - In some instances, Vigilant Distributors’ registered representatives may market approved securities to institutional accounts, as defined by FINRA Rule 2211. Under no circumstances will any Vigilant Distributors registered representative recommend the purchase, sale, or exchange of securities to these investors, or to any investor. In instances where an institutional account decides to purchase shares of a fund that was marketed to the investor by a Vigilant Distributors representative and that transaction is identified to the representative, the registered representative will obtain, where possible, an affirmative representation from the investor that (1) the investor is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies involving a security or securities and (2) that the institutional investor is exercising independent judgment in evaluating the member's or associated person's recommendations. Where an institutional customer has delegated decision making authority to an agent, such as an investment adviser or a bank trust department, these factors shall be applied to the agent. Where the Registered Representative is unable to obtain a signed affirmation, the Registered Representative will document the investor information and reasons why the Registered Representative believes the Institutional Account qualifies under the above criteria.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

3.Department of Labor Fiduciary Rule (“DOL Rule”) – Under the DOL Rule, a person renders fiduciary investment advice if: (1) for a fee or any other compensation, direct or indirect (including compensation paid to affiliates), (2) he or she provides investment or investment management recommendations to an employee benefit plan, a plan fiduciary , plan participant or beneficiary, IRA or an IRA owner, and (3) either (a) acknowledges the fiduciary nature of the advice, or (b) acts pursuant to an arrangement or understanding with the recommendation recipient that the recommendation is individualized to, or specifically directed to, the recipient for consideration in making investment or management decisions regarding plan or IRA assets. A “recommendation” is broadly defined by the DOL Rule as “any communication that, based on its content, context, and presentation, would reasonably be viewed as a suggestion that the advice recipient engage in or refrain from taking a particular course of action.”

a.Potential Impact to Vigilant Distributors – To the extent a Registered Representative, his or her employer and Vigilant Distributors were deemed a fiduciary under the definition above and, assuming no carve out or exclusion applied, the Registered Representative, his or her employer Vigilant Distributors and its affiliates would be generally prohibited from receiving variable compensation, directly or indirectly, as a result of a recommendation (as defined by the DOL Rule). The Registered Representative, his or her employer and Vigilant Distributors would also be subject to further requirements and/or limitations accompanying the fiduciary standard, including but not limited to the duty of care and duty of loyalty. As such Registered Representatives are prohibited from engaging in any activity that may subject them to fiduciary status

(1) Discussion with FINRA Deputy Director, Gerald J. Dougherty, during Denver FINRA Outreach Event on 05/07/2013.

b.Carve Outs Applicable to Vigilant Distributors – The DOL Rule contains numerous carve outs and exclusions. Below is a list of those that are applicable to Vigilant Distributors’ business.
(i)The “Seller’s Carve-Out” – The “Seller’s Carve-Out” covers recommendations made to Independent Fiduciaries of Retirement Plans and IRAs who are also banks, insurance companies, investment advisers, broker-dealers or who otherwise hold, or have under management or control assets of at least
(ii)$50 million. Prior to making any statement that may be viewed as a recommendation with respect to the transaction, the Registered Representative must make disclosures and satisfy certain conditions designed to confirm that the Plan Fiduciary is sufficiently sophisticated and aware of the impartial nature of the statement. These disclosures are contained within the Independent Plan or IRA Fiduciary Certificate, which must be signed by the applicable Independent Fiduciary before a Registered Representative can make any investment-related statements.
(iii)General Communications – Furnishing or making available general information such as that contained in general marketing materials,

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
performance reports and prospectuses does not rise to the level of a “recommendation” under the DOL Rule. This includes, but is not limited to, market/performance data, market indices, trading volumes, and price quotes. This is not a carve out, but rather activity that does not rise to the level of a “recommendation”.
(iv)Education – Investment “education” is not considered a recommendation or advice under the DOL Rule. This includes factual information about an investment or IRA and general financial, investment and retirement information. Any use of asset allocation or interactive materials must comply with the parameters listed within the Investment Education portion of the DOL Rule that define materials that are not considered a recommendation. For example such materials that reference a specific investment product, or do not contain adequate disclosures consistent with those listed in the DOL Rule, would not fall within the parameters of the safe harbor.
(v)Order-Taking – Order taking is also not considered a “recommendation” under the DOL Rule.
4.Vigilant Distributors Policy with Regard to the DOL Rule – All Registered Representatives are strictly prohibited from taking any action that would subject Vigilant Distributors or herself or Vigilant Distributors to a fiduciary standard under the DOL Rule. Vigilant Distributors strictly prohibits its Registered Representatives from making recommendations to any investor or potential investor (including but not limited to IRA owners). Although Vigilant Distributors prohibits all Registered Representatives from making such recommendations, in an abundance of caution, “wholesaling” Registered Representatives may only discuss product-related matters to/with Independent Fiduciaries in accordance with the “Seller’s Carve Out” described above. “Wholesaling” Registered Representatives are strictly prohibited from discussing product-related matters with Independent Fiduciaries of Retirement Plans or IRAs who are not banks, insurance companies, investment advisers, broker- dealers or who do not otherwise hold, or have under management or control assets of at least $50 million. Lastly, all Registered Representatives are strictly prohibited from stating, suggesting or acknowledging that any discussion or recommendation is made in a fiduciary capacity. In regard to asset allocation models or interactive materials, Vigilant Distributors will not approve the use of any materials that do not comply with the guidelines listed herein.

A.Private Placements Firm Policy

These Procedures shall be subject to any additional procedures or restrictions contained in any offering document or private placement memorandum (“PPM”) for any entity (the “Issuer”) that issues securities pursuant to the exemption from the registration requirements of the Securities Act of 1933 (“1933 Act”) available under Rules 501 through 508 of the 1933 Act (also known as “Regulation D” or “Reg D”).
Representatives who market such securities as an initial offering to broker-dealers, institutions, and accredited investors that are primarily entities may be registered with the Firm, subject to the Firm’s pre-approval of his or her activities. Such Representatives are subject to procedures adopted by the issuer or adviser with respect to the maintenance of the private nature of the Regulation D offering. These procedures apply

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
even if the Firm is not acting as the Issuer’s placement agent, but only is holding the securities licenses of the Representatives who market privately placed products.5

Vigilant Distributors currently does not sponsor representatives who engage in general solicitation of private placements. Should a representative or fund sponsor be considering general solicitation, Vigilant Distributors Compliance Department should be contacted as soon as possible.

In addition, Regulation D restricts those issuers who employ “Bad Actors” as a means to market their private placement.

A non-public private placement may not be offered via a general solicitation. Examples of a general solicitation include, but are not limited to, advertisements, articles, notices, press releases, public statements, public websites or other communication published in any newspaper, magazine or similar media or broadcast over television or radio and any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

All media inquiries relating to any privately placed security should be directed to a responsible officer of the Issuer. The staff of the SEC has taken a very strict view regarding this requirement. In most instances, the SEC staff requires a pre-existing relationship of some type between the solicitor and the offeree solicited. The SEC has brought enforcement actions for engaging in general solicitation or general advertising in connection with the offering of private placements.

Representatives shall not discuss or provide information about a private placement on any internet website, unless: (i) such website is secure and password-protected, (ii) investors or potential investors are adequately pre-screened as eligible prior to granting them access to such website, and (iii) the information posted on the website has been approved by both the Issuer’s sponsor and Vigilant Distributors Compliance Department, and conforms to SEC interpretations with regard to the use of such media.

Private placements shall not be mentioned by a Representative at any public seminar or conference. Representatives may, if applicable, discuss an adviser’s strategies, but shall not discuss specific offerings by name. If an adviser only manages private placements, then Representative appearances may need to be limited and scrutinized more closely to avoid the appearance of making a general solicitation regarding a private placement.

General Considerations
Any mailing list or other database used by Representatives for potential offerees must be carefully pre-screened to ensure all offerees are accredited investors eligible for the offering.

5 On September 23, 2013 Title II of the JOBS Act went into effect. This has allowed for the use of General Solicitation/Advertising to market private placement offerings by those organizations wishing to solicit and advertise their private placement products to the investing public, provided that the fund sponsor has adopted certain policies and procedures as described in the amended rules and the SEC's final release. There are also pending proposals impacting the marketing materials as they relate to general solicitation of a private placement.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
A Representative that recommends a private offering to an offeree must have a reasonable belief that the product is appropriate for any potential offeree in that they are eligible to invest as an accredited investor as defined under Rule 506.

Representatives must balance written and oral promotional presentations with full disclosure of the risks that such investing presents. All statements must be fair, accurate, and without exaggeration. All promotional materials used by a Representative must be reviewed and approved by Vigilant Distributors. Applicable risk disclosure for hedge funds includes the fact that they:
•Often engage in leveraging and other speculative investment practices that may increase the risk of investment loss;
•Can be highly illiquid;
•Are not required to provide periodic pricing or valuation information to offerees;
•May involve complex tax structures and delays in distribution important tax information;
•Are not subject to the same regulatory requirements as registered open-end investment companies; and
•Often charge high fees.

No Representative may market any security in a private placement without the express approval of Vigilant Distributors Compliance Department. These individuals must have the Series 7 (or appropriate limited license), as well as Series 63 or Series 66 license in the appropriate state jurisdiction(s), and are limited to marketing during the primary offering of the private placement. The Supervising Principal must have the Series 24.

Registered Representative Responsibilities
•Documenting investor qualifications or eligibility status pursuant to the offering document and evidenced on the Offeree Pre-Qualification Form (available through Vigilant Distributors Compliance Department) which documentation may also serve as a means to create a substantive pre-existing relationship. If a Fund sponsor wishes to use its own form or system for recording the required information, then the Representative must ensure that such alternative method has been pre-approved in writing by Vigilant Distributors Compliance Department and that the information that the Firm requires is completed and documented; and
•Documenting the suitability assessment pursuant to the Firm’s Suitability policies and procedures (see Section VIII(A)), if applicable. If a Fund sponsor wishes to use its own form or system for recording the required information, then the Representative must ensure that such alternative method has been pre- approved in writing by Vigilant Distributors Compliance Department and that the information that the Firm requires is completed and documented.

Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Responsibility	•Supervising Principal •Vigilant Distributors CCO or designee
Resources	•Offeree Pre-Qualification Form •Suitability Form, if applicable •Annual Compliance Meeting Material •Periodic Representative Questionnaire
Frequency	•As necessary

Action
•Supervising Principal
•Monitor the Representative’s activities.
•Execute and maintain applicable forms.
•Vigilant Distributors CCO or designee
•Conduct office inspection.
•Conduct annual compliance meeting.
•Review completion of Representative Questionnaire.

Record	•Offeree Pre-Qualification and Suitability Forms •Annual Compliance Meeting Material •Periodic Representative Questionnaire •Office Inspection Report

B.Procedures Related to Investment Banking Activities

Investment banking activities may include mergers and acquisitions advice, capital raising, i.e. private placement of securities of private funds (including secondary market transactions) and private placements for issuers engaged in businesses other than the investment of funds and any other activities customarily undertaken by a Series 79 registered representative of a licensed broker-dealer. Representatives who have been approved to engage in these activities should consult Vigilant Distributors Compliance Department for additional policies and procedures applicable to investment banking activities.

Merger & Acquisitions “M&A” Process

Our CCO or a specifically-designated individual must ensure that appropriate due diligence considerations are taken prior to anyone associated with this broker-dealer providing any M&A advice to clients. Generally, senior management will guide clients through the following processes when providing M&A advice:

1.Compile a target list.
Our firm may create a list of suitable sellers or buyers.

2.Contact the targets.
To gauge the target's interest level and whether proceeding makes sense.

3.Send/receive an executive summary.
We may provide an executive summary (drafted by the seller) to the potential buyer to give buyer enough information (the product, the customers, the problem the company

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
solves, and some high-level financials) designed to encourage the buyer to learn more. This executive summary may be anonymous, as the buyer doesn't know which specific company is sending the document.

4.Sign a confidentiality agreement (all interested parties).

5.Send/review the confidential information memorandum (CIM).
The CIM or deal book is the seller's bible and provides all the information (including company history, product descriptions, financials, customer info, and more)

6.Submit/solicit an indication of interest (IOI).
Buyer expresses interest in doing a deal by submitting a simple written offer, most often with a valuation range rather than a specific price.

7.Conduct management meetings.
Buyer and seller meetings. In these meetings, seller provides buyer with an update of the business and guidance for future performance. Additionally, both sides gauge how compatible they are.

8.Ask for or submit a letter of intent (LOI).
Based on the material in the CIM and on the updates from the management meetings, buyer submits this detailed offer with a firm price.

9.Conduct due diligence.
In the due diligence phase, buyer examines seller's books and records to confirm everything seller has claimed. Additionally, we will complete OFAC searches and review publicly available sources for all company names, officers and beneficial owners (if known).

10.Write the purchase agreement.
Buyer and seller memorialize the deal in this legally binding contract.

11.Close the deal.

Supervisory Procedures

Responsibility	•Supervising Principal
Resources	•Offering documentation, due diligence materials, any promotional materials, investor sub-docs •Public data bases for investor and issuer screening
Frequency	•Prior to engaging in an offering, reviews will be performed
Record	•Engagement letter, due diligence research on firm, marketing pieces, and any other legal documentation relevant to the transaction.

Vigilant Distributors does not anticipate handling any mergers or acquisitions with publicly traded companies. If any employee were to come into any MNPI or

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
conflict of interest surrounding a publicly traded company, please bring to the attention of the manager in charge of supervision of this line of business. All public companies that we have obtained MNPI or any conflict of interest will place a restricted list. The Firm is not involved in trading or research reports. This line of business, including due diligence is supervised by Justin Dausch.

C.Sales Practice Issues Related to Marketing Commodity Linked Securities

Commodity Linked Securities activities may include participating in the marketing of such securities to financial intermediaries. Representatives who have been approved to engage in these activities should consult Vigilant Distributors Compliance Department for additional policies and procedures applicable to commodity linked securities.

D.Sales Practice Issues Related to Grantor Trusts

Exchange-traded grantor trusts are investments in a basket of investment vehicles, which can be made up of commodities or common stocks and allow access to a certain sector or industry. Those "baskets" can allow investors to access commodities, like gold or silver, without the investor actually buying and dealing with the futures market, first hand. Representatives who have been approved to engage in these activities should consult Vigilant Distributors Compliance Department for additional policies and procedures applicable to grantor trusts.

E.UCITS and Regulation S
Regulation S is routinely utilized by UCITS that offer shares to non-U.S. persons through financial intermediaries in the United States. If a Representative markets UCITS pursuant to Regulation S, consult Vigilant Distributors Compliance Department for additional policies and procedures.

UCITS may also rely exclusively on the provisions of Regulation D, a safe harbor to Section 4(2), when offering shares/units to US institutional investors. In those situations, to avoid registration under the Investment Company Act, UCITS will typically seek to come under one of the private investment company exemptions from the definition of investment company, which are found in Sections 3(c)(1) and 3(c)(7) of the Investment Company Act and not engage in a public offering in the United States to retail investors. If a Representative markets UCITS pursuant to Regulation D, follow Vigilant Distributors private placement procedures as discussed in Section X.A.

F.Mutual Funds

Introduction

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Mutual funds, for purposes of these policies and procedures, refer to open–end investment companies. RRs are responsible for recommending mutual fund transactions in compliance with these policies.
The designated supervisor is responsible for reviewing mutual fund transactions on a daily basis, taking the following areas into consideration.
Breakpoints
For some mutual funds, front-end sales charges decrease as the dollar amount invested increases. These thresholds for reduced sales charges are called breakpoints. Breakpoint sales is a term that denotes selling mutual funds to maximize commissions earned, i.e., selling an amount close to but below a breakpoint. The customer will, therefore, pay a higher sales charge. This practice is prohibited.
Recommending diversification among several funds with similar investment objectives, particularly if sales occur in amounts just below the breakpoints of one or more funds sold, may not be in the best interests of the customer. If multiple purchases of different mutual funds is appropriate but will preclude the customer from qualifying for a breakpoint, the customer should sign a letter acknowledging his or her understanding that a breakpoint is being given up by purchasing multiple funds.
Letters of Intent
A letter of intent is an investor's written statement of intent to purchase a specified dollar amount of a single mutual fund or funds within a single fund group over a specific period of time. The aggregate investment over time may qualify for a breakpoint and a lower percentage sales charge.
The mutual fund purchase should indicate if the customer will execute a letter of intent so the lower sales charge will apply.
Rights of Accumulation
Aggregating purchases of a particular fund or family of funds by one investor (and sometimes family–related purchases) may qualify for rights of accumulation. A lower sales charge may apply based upon the total dollar amount invested.
The mutual fund purchase should indicate rights of accumulation if available and the customer's desire to aggregate purchases to qualify for a lower sales charge.
Switching
Switching is the selling or redemption of one mutual fund with a sales charge to buy another mutual fund with a sales charge. Recommended switches may not be based upon the compensation to be received by the RR or the Firm as a result of effecting the switch. As for all recommendations, the RR must have a reasonable basis for believing the switch is suitable for the customer.
The customer may incur multiple sales charges by changing from one fund to another and there may also be tax consequences because of the switch. The concern is whether the switch is justified and whether the customer understands the consequences of the switch.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Switches between mutual funds that result in potential additional sales charges for the customer (whether front–end or back–end load) require that a letter be obtained from the customer acknowledging an understanding of the consequences of the switch. A sample letter is included in the following section. It is the designated supervisor's responsibility to ensure switch letters are obtained for switch transactions. The letter will be retained with the record of the order and/or in a branch file for the customer or for switch letters.
Sample Switching Letter (Date) (Firm name) (Firm address) Gentlemen:
This will confirm that I understand that my purchase of (quantity and name of fund to be purchased) will result in my incurring a sales charge and there may be tax consequences resulting from my sale of one mutual fund to purchase a different fund.
This purchase is consistent with my investment objectives. Sincerely, (Name of Customer)
Market Timing Transactions
FINRA has stated that recommendations to fund investors to engage in market timing transactions should be made within a single family of funds or where there are no transaction costs associated with the trades.
Selling Dividends
Selling dividends is a practice of recommending the purchase of a mutual fund based upon an imminent dividend distribution.
Since the price of a mutual fund is reduced by the amount of the dividend, there is no benefit to the customer unless there are specific tax or other advantages to the customer. In fact, there may be increased tax liability for the investor. A related concern is representing that distributions of long term capital gains by the mutual fund are or could be viewed as part of the income yield from the mutual fund.
Misrepresenting “No–Load” Funds
Certain funds impose a sales charge when the customer redeems or liquidates an investment (“back–end load” or contingent deferred sales charge). These charges are generally on a decreasing basis the longer the mutual fund is held. For example, a mutual fund may charge 5% if the shares are sold prior to being held 5 years, 4% if after 5 but before 6 years, etc. Other funds have a combined asset– based sales charge and/or service fee exceeding .25 of 1% of average annual assets.
Mutual funds with back–end loads or asset–based sales or service fees exceeding
.25 of 1% may not be sold as “no–load” funds.
Suitability

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
In the recommendation of mutual funds, the RR should match the customer's objectives with the stated objective and investment strategy of the recommended fund.
Correspondence
When reviewing correspondence regarding mutual funds, the designated supervisor should watch for the following in addition to the usual considerations when reviewing correspondence:
1.Selling dividends (not permitted);
2.Representing a back–end load fund as “no–load” (not permitted);
3.Representing a fund with an asset–based sales or service fee exceeding .25 of 1% as “no–load” (not permitted);
4.Representations regarding yield (there are specific requirements regarding quotation of yields; RRs should use materials provided by the fund or pre– approved by the Firm);
5.Recommendations that include switching or appear to recommend unsuitable diversification among funds;
6.Letters that include excerpts from the prospectus that would be misleading when taken out of context;
7.Disclosures, as applicable (see explanation in the section titled “Disclosure of Material Facts”);
8.Performance is represented accurately and consistent with rule requirements regarding yield and return; and
9.RRs should use letters pre–approved by the Firm and include a prospectus. Where a prospectus will not be included, Compliance should review the letter prior to mailing.

Disclosure of Material Facts
FINRA has stated that there are material facts that should be disclosed to a customer when recommending a mutual fund. Items to be disclosed, if applicable or appropriate, include:
1.The fund's investment objective;
2.The fund's portfolio;
3.Historical income or capital appreciation;
4.The fund's expense ratio and sales charges;
5.Risks of investing in the fund relative to other investments;
6.The fund's hedging or risk management strategy;
7.Information regarding the structure of multi–class and master–feeder funds are sufficient so that the customer may understand and evaluate the structure;
8.Potential tax consequences including tax on distributions and capital gains subject to tax;
9.Potential risks if a fund invests in financial derivatives; and

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
10.If an expense ratio is represented as an advantage of a particular fund, it is explained in the context of and compared with other mutual fund expense ratios.
The mutual fund's prospectus and other sales literature generally include many if not most of these disclosures.
Performance Information
When presenting performance information, an explanation of total return should explain that total return measures overall performance while current yield represents only the interest or dividend paid by the fund. Where appropriate, RRs should explain the difference between return of principal and return on principal. When providing information regarding distribution rates, the RR is responsible for explaining the difference between distribution rate and current yield.
Confirmation Disclosures
For purchases of shares of an investment company that charges a deferred sales charge upon redemption, FINRA rules prescribe that the confirmation is required to include a statement that states the following: “On selling your shares, you may pay a sales charge. For the charge and other fees, see the prospectus.” The rule states that the legend must appear in at least 8–point type. The FINOP is responsible for establishing procedures to ensure confirmations include the required legend.
Prospectuses
RRs should provide a copy of the prospectus when recommending a mutual fund purchase to a customer.
A copy of the fund prospectus will be sent to each purchaser of a mutual fund. The designated supervisor is responsible for establishing procedures to ensure a prospectus is provided to each mutual fund purchaser.
Advertising and Sales Literature
There are specific requirements for advertising and sales literature regarding mutual funds. Advertising must be filed with the FINRA within prescribed periods (see the chapter titled “Communications with the Public” and the section titled “Advertising and Sales Literature” for details). There also are mandated guidelines on representations regarding performance and yield. RRs may use materials provided by the fund or Firm– approved materials. Any other advertising or sales literature must be approved by Compliance prior to use.
Dealer–Use–Only Material
Materials provided by fund distributors for dealer–use only may not be provided to customers and must not be displayed in a public area such as a reception area where customers obtain written information regarding investments. Dealer–use– only material is often provided as educational material for dealers and their RRs. There is no requirement to file this material with the FINRA because it is for internal use only. All dealer–use–only material will be marked as such with limited distribution.
XI.ANTI-MONEY LAUNDERING PROGRAM
Vigilant Distributors has adopted an Anti-Money Laundering (AML) Program relevant to the nature of its business. Vigilant Distributors does not open or

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
maintain shareholder accounts. Vigilant Distributors has contractual relationships with various retail broker-dealers through agreements permitting these dealers to sell sponsored products to their customers. Therefore, as a Fund’s principal underwriter or placement agent Vigilant Distributors is not engaged in the day-to-day obligations under the Bank Security ACT (“BSA”) and USA PATRIOT Act that are taking place at a Fund’s transfer agent, issuer, or at the investor’s broker-dealer.
Policy
It is the policy of the firm to prohibit and actively prevent money laundering and any activity that facilitates money laundering or the funding of terrorist or criminal activities by complying with all applicable requirements under the Bank Secrecy Act (BSA) and its implementing regulations.
Representatives receive general AML training annually as part of his or her firm element training. Anti-money laundering is also discussed during the annual compliance meeting.
Representatives must promptly report suspicious activities to Vigilant Distributors Compliance Department. Suspicious activities include, but are not limited to, the following:
•Bribery/gratuity;
•Check fraud;
•Computer intrusion;
•Credit/debit card fraud;
•Embezzlement/theft;
•Commodity futures/options fraud;
•Forgery;
•Identity theft;
•Insider trading;
•Mail fraud;
•Market manipulation;
•Money laundering/structuring;
•Prearranged or other non-competitive trading;
•Securities fraud;
•Significant wires or other transactions without economic purpose;
•Suspicious documents or identification presented;
•Terrorist financing;
•Wash or other fictitious trading; and
•Wire fraud.

Suspicious Activity Report (“SAR”) Filing In Compliance With 31 CFR § 1023.320

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
Vigilant Distributors shall file with FinCEN a report of:
•any suspicious transaction relevant to a possible violation of law or regulation.
•Any transaction conducted or attempted by, at or through Vigilant Distributors involving (separately or in aggregate) funds or assets of at least $5,000 and:
•Involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including, without limitation, the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any Federal law or regulation or to avoid any transaction reporting requirement under Federal law or regulation;
•Is designed, whether through structuring or other means, to evade any requirements of this chapter or of any other regulations promulgated under the Bank Secrecy Act;
•Has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and the broker-dealer knows of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or
•Involves use of the broker-dealer to facilitate criminal activity.

Customer Identification Program (CIP)
In addition to the information we must collect under other regulatory obligations, we have established, documented and maintained a written Customer Identification Program (CIP). We will collect certain minimum customer identification information from each customer who opens an account; utilize risk-based measures to verify the identity of each customer who opens an account; record customer identification information and the verification methods and results; provide the required adequate CIP notice to customers that we will seek identification information to verify their identities; and perform the following additional due diligence:
For Institutional Offerees:
•Utilize a risk-based approach that includes, for certain customers, searching government-provided lists of suspected terrorists.
For Non-Institutional Offerees:
•Utilize a risk-based approach that includes searching government-provided lists of suspected terrorists and additional customer verification through external database and web-based searches.

XII.BOOKS AND RECORDS

A.Required Files
It is the responsibility of the Supervising Principal to maintain the following books and records at each OSJ or Supervising Branch, which must be readily available for inspection by the SEC, FINRA, and state regulators, as well as by Vigilant Distributors Compliance Department. Records must be maintained consistently so examiners can find all required documents.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
1.Compliance and Supervisory Procedures Manual.
2.Office Management File.
a.A record listing all individuals by name or title at that office who, without delay, can explain the types of records maintained at that office.
3.Communication Files.
a.Copies of all paper incoming and outgoing securities-related communication must be maintained for at least three years including date received and acknowledgement by supervisor of review.
b.Evidence of all electronic communication reviews shall be maintained for a period of three years as described in the section entitled Electronic Communication.
4.Internal Communications File.
a.This File, hard copy or electronic, should contain internal communications relating to the training and/or education of a Representative about a fund or a security.
5.Complaint File.
b.A complaint file must be maintained even if no complaint has been received by the office. Complaints received must be maintained and also promptly forwarded to the Supervising Principal and Vigilant Distributors Compliance Department.
6.Representative File.
c.Every Supervising Principal at an OSJ or Supervising Branch must maintain a file for each Representative under his or her supervision; the original Representative file will be maintained at Vigilant Distributors main office. The Files must be separated into two categories: Representatives and Terminated Representatives and must contain the following documents:
(i)A copy of each Representative’s Form U4 and other documents relating to registration with the CRD and association with Vigilant Distributors.
(ii)Files for terminated Representatives should include a copy of the Form U5 and be separated from the active Representative Files. After 12 months from the date of termination, these files may be sent to Vigilant Distributors Compliance Department for long-term storage.
(iii)The file should also contain evidence of incident and supervision related to disciplinary actions including but not limited to letters of reprimand/caution, heightened supervision, complaints received or regulatory inquiry.
(iv)Records reflecting the supervision and review of 3040 transactions must be maintained.
7.Gift/Entertainment Log.

d.Each office should maintain a file to document gifts given to and received by each registered person in the office and any entertainment for which the Representative is reimbursed.
8.Additional Records.
e.Supervising Principals must maintain records pertaining to privately placed products, suitability and investment banking activities.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

B.Records Retention Policy
The Firm and its Representatives are required to reasonably:
•Ensure the security and confidentiality of records;
•Protect against any anticipated threats or hazards to the security or integrity of records; and
•Protect against unauthorized access to or use of records that could result in substantial harm or inconvenience to the Firm.
Records must be maintained in locked cabinets and/or in electronic form that is reasonably protected. For example, electronic access can be restricted by password, or files may be viewed/revised only by those persons who are authorized to access such records to perform the responsibilities of his or her job. Electronic records should also be protected by firewall, anti-virus software and backed up.
The Firm and its Representatives are required by federal and state laws to maintain files and records for varying time periods. If files become overcrowded, authorization must be obtained from Vigilant Distributors Compliance Department before records can be relocated for permanent storage, destroyed or permanently deleted. Records are subject to applicable retention requirements and must be turned over to Vigilant Distributors upon termination of the client relationship.

End of Written Supervisory Procedures

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Appendix A – Key Personnel

Broker-Dealer	President/ Chief Compliance Officer	FINOP
Vigilant Distributors, LLC	Patrick Chism	Jerry Scarpati

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Whistleblower Policy

Appendix B – Whistleblower Policy

The Firm is committed to compliance with all applicable securities laws and regulations and internal controls, and to dealing with its clients, employees, and Representatives with integrity and in an ethical manner. Associated persons and registered representatives of the Firm (collectively, the “Representatives”) have a responsibility to practice honesty and integrity in fulfilling their responsibilities for the Firm and to promptly report concerns or complaints regarding potential unethical or fraudulent business practices or failure by the Firm to comply with applicable laws and regulations. This Policy is intended to encourage and enable Representatives to raise serious concerns or complaints without fear of reprisal or dismissal.

I.Reporting Responsibility

It is the responsibility of all Representatives to comply with the Firm’s policies and procedures and to report violations or suspected violations of the law and Firm policy in accordance with this Whistleblower Policy. The Firm encourages Representatives to raise concerns about any type of potential unethical or improper conduct with their supervisor, another manager or designated compliance personnel.

Representatives should report concerns or complaints regarding unethical or fraudulent behavior, including, but not limited to the following (collectively, “Reportable Events”):

•Non-compliance with securities laws, rules and regulations;
•Fraud or illegal acts involving any aspect of the Firm’s business;
•Material misstatements in regulatory filings, internal books and records, or records or reports of the Firm’s fund clients (“Clients”);
•Activity that may be harmful to the Firm, a Client or a Client’s shareholders;
•Falsification, alteration or substitution of Firm records;
•Authorizing, directing or participating in serious breaches of Firm policy;
•Deliberately failing to report serious breaches of policy, concealing such breaches;
•Deliberately withholding relevant information concerning a serious breach;
•Non-compliance with the Firm’s policies and procedures as set forth in the Firm’s Written Supervisory

Procedures and Registered Representative Manual including but not limited to:

•Conflicts of interest;
•Inaccuracy of books and records;
•Insider trading; and
•Money laundering.
II.Acting in Good Faith

Anyone filing a complaint concerning a violation or suspected violation of the Firm’s policies and procedures must be acting in good faith and have reasonable grounds for believing the information disclosed indicates a violation of the law or the Firm’s policies. Good faith reports are encouraged, even if they may ultimately prove to have been mistaken. Any allegations that prove not to be substantiated and which prove to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

III.Reporting Procedures

A.Report to Supervisor

The Firm has an open door policy with respect to Reportable Events, which is designed to ensure that Representatives are able to share their questions, concerns, suggestions or complaints with someone who can address them properly. In most cases, a Representative should raise any complaints or concerns regarding a Reportable Event to his or her designated supervising principal or other direct supervisor. Concerns or complaints should be submitted by mail, e-mail, or telephone (including voicemail).

B.Report to CCO

In the event a Representative is not comfortable speaking with his or her supervisor or is not satisfied with such supervisor's response, such Representative should raise the complaint or concern to the Firm’s Chief Compliance Officer or President. Contact information for reporting Reportable Events to the Firm’s Chief Compliance Officer or President, as follows:

C.Supervisor Responsibilities

Upon receiving any complaints or concerns regarding a Reportable Event, Managers must immediately notify the Firm’s Chief Compliance Officer regarding the alleged Reportable Event.

IV.Retaliation Prohibited

No Representative who in good faith and with reasonable grounds reports a Reportable Event shall suffer harassment, retaliation or adverse employment (or registration) consequence. Retaliatory conduct will not be tolerated under any circumstances and may even result in criminal liability. An officer, employee or supervisor who retaliates against someone who has reported a violation in good faith is subject to discipline up to and including termination of employment or termination of their registration with the Firm. If a Representative believes that he or she has been retaliated against for filing such a good faith report, then that individual should contact the Firm’s Chief Compliance Officer or CFO immediately.

V.Confidentiality

Concerns and/or complaints regarding Reportable Events may be submitted on a confidential basis by the complainant or may be submitted anonymously. Concerns and/or complaints will be kept confidential to the extent possible, consistent with the need to conduct an adequate investigation.

VI.Handling of Reported Violations

It is the Firm’s policy to closely scrutinize and appropriately respond to allegations by Representatives that the Firm is not meeting its legal and/or ethical obligations. The Representative making the complaint (the “Complainant”) will receive a written acknowledgement of receipt of the complaint within five business days. All reports will be promptly investigated and appropriate corrective action will be taken if warranted by the investigation.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES
The President of the Firm, in cooperation with the Chief Financial Officer and counsel, as appropriate, will be responsible for directing all aspects of any investigation. Such investigation may be conducted by internal or external staff and counsel, as the situation may warrant.

Each Complaint shall be logged on a Whistleblower Tracking Matrix, including, the date of receipt, the date the Complaint was listed on the Whistleblower Tracking Matrix, the status of the investigation and the date of resolution or investigation closure. All Complaints shall be kept in a Complaint file under the control of the Chief Compliance Officer.

Upon completion of the investigation, the President, in cooperation with the Chief Compliance Officer and counsel, shall review the results and determine the corrective action, if any, to be taken in response to a Complaint, direct additional investigation of any Complaint, and/or determine whether regulatory reporting is required. All documents and materials compiled during the investigation shall be retained with the Complaint and maintained in a secure and confidential manner.

At the conclusion, a written report regarding the Complaint and the investigation, including the outcome of any such investigation shall be prepared and maintained with the Complaint and documentation compiled during the investigation. The Complainant shall be notified that the investigation has been concluded and, if possible, will be informed of the corrective measures taken or to be taken with regard to the Complaint. If for confidentiality, personnel or other business reasons, it is not possible to inform the Complainant of the corrective measures to be taken, the Complainant will be informed at a minimum that such measures have been or will be taken.

Upon completion of these procedures, the Whistleblower Tracking Matrix will be updated.

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Appendix C – Designation Of Supervisory Responsibilities

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

SUPERVISION REQUIRED	PRINCIPAL RESPONSIBLE	Back Up	DATE UPDATED
Office of Supervisory Jurisdiction Supervisor	Patrick Chism	Justin Dausch	February 24, 2020
Executive Representative*	Patrick Chism	Salvatore Faia	May 15, 2017
Chief Compliance Officer	Patrick Chism	Salvatore Faia	May 15, 2017
Supervision of Form Filings	Patrick Chism	Salvatore Faia	May 15, 2017
Opening New Accounts	Patrick Chism	Salvatore Faia	May 15, 2017
Review of Account Activities	Patrick Chism	Salvatore Faia	May 15, 2017
Customer Complaints	Patrick Chism	Salvatore Faia	May 15, 2017
Handling of Customer Funds	Gerard Scarpati	Salvatore Faia	May 15, 2017
Discretionary Accounts	Patrick Chism	Salvatore Faia	May 15, 2017
Private Placements/Limited Partnerships	Patrick Chism	Salvatore Faia	May 15, 2017
Mergers and Acquisitions	Justin Dausch	Justin Dausch	August 31, 2021
REITs	Justin Dausch	Patrick Chism	September 30, 2019
Restricted/Control Securities	Justin Dausch	Patrick Chism	September 30, 2019
Anti-Money Laundering	Justin Dausch	Kevin Beal	August 10, 2021
Selling Away	Justin Dausch	Patrick Chism	September 30, 2019
Outside Business Activities	Justin Dausch	Kevin Beal	August 10, 2021
Private Securities Transactions	Justin Dausch	Patrick Chism	September 30, 2019
Accounts with Other Broker/Dealers	Justin Dausch	Patrick Chism	September 30, 2019
Insider Trading	Patrick Chism	Salvatore Faia	May 15, 2017
Gift Rule	Patrick Chism	Salvatore Faia	May 15, 2017
Incoming Correspondence	Kevin Beal	Salvatore Faia	August 10, 2021
Outgoing Correspondence	Kevin Beal	Salvatore Faia	August 10, 2021
Electronic Media/Internet/World Wide Web	Justin Dasuch	Kevin Beal	August 10, 2021
Advertising and Sales Literature	Justin Dausch	Kevin Beal	August 10, 2021

Vigilant Distributors, LLC WRITTEN SUPERVISORY PROCEDURES

Stationery and Business Cards	Patrick Chism	Salvatore Faia	May 15, 2017
Speaking Engagements	Patrick Chism	Salvatore Faia	May 15, 2017
Cold Calling	Patrick Chism	Salvatore Faia	May 15, 2017
Registration and Licensing	Patrick Chism	Salvatore Faia	May 15, 2017
Regulatory Element	Patrick Chism	Salvatore Faia	May 15, 2017
Firm Element	Patrick Chism	Salvatore Faia	May 15, 2017
Compliance Interviews and Meetings	Patrick Chism	Salvatore Faia	May 15, 2017
Recruitment and Employment Practices	Patrick Chism	Salvatore Faia	May 15, 2017
Customer Protection Rule	Gerard Scarpati	Salvatore Faia	May 15, 2017
Currency Reporting Requirement	Gerard Scarpati	Salvatore Faia	May 15, 2017
Financial Books and Records	Gerard Scarpati	Salvatore Faia	May 15, 2017
Net Capital and Focus Filing Requirements	Gerard Scarpati	Salvatore Faia	May 15, 2017
Customer Complaint Filing Requirements	Kevin Beal	Patrick Chism	August 10, 2021
The Designated Principal, Patrick Chism has all the requisite licenses and will be located at the Branch Office in Philadelphia. The FINOP will be based in Philadelphia, PA, the CCO will be located in Philadelphia, PA, and the Managing Member will be located in Philadelphia, PA.